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              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

                                    (Seller)

                                       and

                     SECURITIZED ASSET SERVICES CORPORATION

                                (Master Servicer)

                                       and

                              FIRSTAR TRUST COMPANY

                                    (Trustee)

                                       and

                         FIRST BANK NATIONAL ASSOCIATION

                              (Trust Administrator)


                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 28, 1996

                                 $124,872,914.35

                       Mortgage Pass-Through Certificates
                                  Series 1996-3




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               This Pooling and Servicing Agreement, dated as of February 28, 1996, executed by THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC., as Seller, SECURITIZED ASSET SERVICES CORPORATION, as Master Servicer, FIRST BANK NATIONAL ASSOCIATION, as Trust Administrator and FIRSTAR TRUST COMPANY, as Trustee.


                                WITNESSETH THAT:

               In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trust Administrator and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               Section 1.01. Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

               Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

               Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Liquidation Proceeds, Principal Prepayments, Substitution Principal Amounts and Net REO Proceeds) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

               Adjusted Pool Amount (Class AP Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the Class AP Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Liquidation Proceeds, Principal Prepayments, Substitution Principal Amounts and Net REO Proceeds) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any

Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

               Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B)
(i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance and, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

               Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance, Class AP Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance, Class AP Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

               Aggregate  Current  Bankruptcy   Losses:   With  respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

               Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

               Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

               Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

               Agreement:   This  Pooling  and   Servicing   Agreement  and  all
amendments and supplements hereto.

               Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial P&I Accounts or Master Servicer Custodial Account on account of (a)(i) with respect to any Exhibit F-2 Mortgage Loans, Principal Prepayments received in the month of such Distribution Date and all related payments of interest on such Principal Prepayments, (ii) with respect to any Exhibit F-1 Mortgage Loans, Principal Prepayments and all related payments of interest received on or after the Determination Date occurring in the month of such Distribution Date, (iii) Liquidation Proceeds (other than Partial Liquidation Proceeds) received in the month of such Distribution Date,
(iv) with respect to any Exhibit F-2 Mortgage Loans, Partial Liquidation Proceeds (other than with respect to Mortgage Loans which became Liquidated Loans in the month prior to the month of such Distribution Date), (v) with respect to any Exhibit F-1 Mortgage Loans, Partial Liquidation Proceeds received on or after the Determination Date occurring in the month of such Distribution Date and (vi) amounts received from the Seller pursuant to Section 2.02 or
Section 2.03 in the month of such Distribution Date and (b) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

               Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

               Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

               Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

               Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

               Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

               Book-Entry Certificate: Any of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class A-5 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

               Business  Day: Any day other than (i) a Saturday or a Sunday,  or
(ii) a legal holiday in the City of New York, State of Maryland, State of Minnesota, State of Missouri or State of Wisconsin or (iii) a day on which banking institutions in the City of New York, or the State of Maryland, State of Minnesota, State of Missouri or State of Wisconsin are authorized or obligated by law or executive order to be closed.

               Certificate: Any one of the Class A Certificates, Class AP Certificates, Class M Certificates or Class B Certificates.

               Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

               Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

               Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

               Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates or Class A-R Certificate.

               Class A Certificateholder: The registered holder of a Class A Certificate.

               Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a) on such Distribution Date.

               Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

               Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

               Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of the Class A Subclass Principal Balances of the Class A Subclasses.

               Class A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Optimal Principal Amount.

               Class A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Classes A/M/B Fraction with respect to such Mortgage Loan, and (y) the sum of:

               (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan;

               (iii) the Class A Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

               (iv) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

               (v) the Class A Prepayment  Percentage  of all partial  principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

               (vi) the Class A Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

               Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Classes A/M/B Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Principal Balance to decline to zero following the distribution made on such Distribution Date.

               Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in February 2001, 100%. As to any Distribution Date subsequent to February 2001 to and including the Distribution Date in February 2002, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2002 to and including the Distribution Date in February 2003, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2003 to and including the Distribution Date in February 2004, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2004 to and including the Distribution Date in February 2005, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2005, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Principal Prepayments distributable on such Distribution Date, (b) the principal portion of Net Partial Liquidation Proceeds (other than Net Partial Liquidation Proceeds with respect to Exhibit F-1 Mortgage Loans) (excluding any amount constituting Net Foreclosure Profits) of each Mortgage Loan which became a Liquidated Loan during the month preceding the month of such Distribution Date or (c) with respect to Exhibit F-1 Mortgage Loans, Net Partial Liquidation Proceeds received during the Partial Liquidation Receipt Period, would reduce the Class A Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the February preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the sum of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including March 2001 and February 2002, (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including March 2002 and February 2003, (3) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including March 2003 and February 2004, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including March 2004 and February 2005, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after March 2005. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

               Class A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-R Certificate.

               Class A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a).

               Class A Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-R Certificate.

               Class A Subclass Distribution Amount: As to any Distribution Date and any Class A Subclass, the amount distributable to such Class A Subclass pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a).

               Class A Subclass Interest Accrual Amount: As to any Distribution Date and any Class A Subclass, (i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class A Subclass and (b) the Class A Subclass Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

               Class A Subclass Interest Percentage: As to any Distribution Date and any Class A Subclass, the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount).

               Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of
Section 4.01(a).

               Class A Subclass Loss Percentage: As to any Determination Date and any Subclass of Class A Certificates then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass by the Class A Loss Denominator (determined without regard to any Class A Subclass Principal Balance of any Subclass of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

               Class A Subclass Pass-Through Rate: As to each Class A Subclass, the Class A Fixed Pass-Through Rate.

               Class A Subclass Principal Balance: As of the first Determination Date and as to any Class A Subclass, the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) all amounts previously allocated to such Class A Subclass with respect to prior Distribution Dates pursuant to Section 4.02(b). After the Cross-Over Date, each Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Principal Balance for such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (Class AP Portion) for the preceding Distribution Date.

               Class A Subclass  Shortfall  Percentage:  As to any  Distribution
Date and Class A Subclass, the percentage calculated by dividing the Class A Subclass Unpaid Interest Shortfall for such Class A Subclass by the Class A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

               Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

               Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

               Class A Voting Interest: The product of (i) the then applicable Class A Percentage and (ii) the Classes A/M/B Voting Interest.

               Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

               Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

               Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

               Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

               Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

               Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

               Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

               Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

               Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

               Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

               Class A-5 Percentage: The Class A Subclass Principal Balance of the Class A-5 Certificates divided by the Pool Balance (Classes A/M/B Portion).

               Class A-5 Prepayment Shift Percentage for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In                   Class A-5 Prepayment Shift
                                                           Percentage

March 1996 through February 2001...................              0%
March 2001 through February 2002...................             30%
March 2002 through February 2003...................             40%
March 2003 through February 2004...................             60%
March 2004 through February 2005...................             80%
March 2005 and thereafter..........................            100%

               Class A-5 Priority Amount: For any Distribution Date, the lesser of (i) the Class A Subclass Principal Balance of the Class A-5 Certificates and
(ii) the sum of (A) the product of (1) the Class A-5 Percentage and (2) the Scheduled Principal Amount and (B) the product of (1) the Class A-5 Percentage,
(2) the Class A-5 Prepayment Shift Percentage, and (3) the Unscheduled Principal Amount.

               Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

               Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

               Class AP Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

               Class AP Certificateholder: The registered holder of a Class AP Certificate.

               Class AP Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (i) the amount by which the sum of the Class AP Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class AP Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan in any month preceding the month of the current Distribution Date of (a) the Class AP Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class AP Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On or after the Cross-Over Date, the Class AP Deferred Amount will be zero. No interest will accrue on any Class AP Deferred Amount.

               Class AP Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Class AP Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

               Class AP Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Classes A/M/B Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

               Class AP Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the Class AP Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
        Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan;

               (iii) (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

               (iv) the  Scheduled  Principal  Balance of such  Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

               (v) all partial principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

               (vi) the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

               Class AP Principal Balance: As to the first Determination Date, the Original Class AP Principal Balance. As of any subsequent Determination Date prior to the Cross-Over Date, the Original Class AP Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class AP Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses previously allocated to the Class AP Certificates pursuant to Section 4.02(b). On or after the Cross-Over Date, the Class AP Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between the Class AP Principal Balance as of such Determination Date and the Adjusted Pool Amount (Class AP Portion) as of the preceding Distribution Date.

               Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

               Class B Certificateholder: The registered holder of a Class B Certificate.

               Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

               Class B Pass-Through Rate: As to any Distribution Date, 6.75% per annum.

               Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

               Class B Subclass: Any of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

               Class B Subclass Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

               Class B Subclass Interest Accrual Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class B Subclass Interest Percentage of such Class B Subclass of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

               Class B Subclass Interest Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

               Class B Subclass Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3
Interest Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

               Class B Subclass Loss Percentage: As to any Determination Date and any Class B Subclass then-outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

               Class B Subclass Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

               Class B Subclass Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

               Class B Subclass Principal Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

               Class B Subclass Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

               Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

               Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

               Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

               Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

               Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan;

               (iii) the Class B-1 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

               (iv) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

               (v) the Class B-1 Prepayment  Percentage of all partial principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

               (vi) the Class B-1 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

               Class B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

               Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

               Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of
(a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance and the Class M Principal Balance as of such Determination Date.

               Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

               Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

               Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

               Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

               Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

               Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan;

               (iii) the Class B-2 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

               (iv) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution

        Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

               (v) the Class B-2 Prepayment  Percentage of all partial principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

               (vi) the Class B-2 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

               Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

               Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

               Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of
(a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

               Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

               Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

               Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

               Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a).

               Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

               Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan;

               (iii) the Class B-3 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

               (iv) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

               (v) the Class B-3 Prepayment  Percentage of all partial principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

               (vi) the Class B-3 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

               Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

               Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

               Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of
(a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

               Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

               Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

               Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

               Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a).

               Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

               Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan;

               (iii) the Class B-4 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

               (iv) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2

        Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

               (v) the Class B-4 Prepayment  Percentage of all partial principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

               (vi) the Class B-4 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

               Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

               Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

               Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of
(a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

               Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

               Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

               Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

               Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a).

               Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

               Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan;

               (iii) the Class B-5 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

               (iv) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

               (v) the Class B-5 Prepayment  Percentage of all partial principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

               (vi) the Class B-5 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

               Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

               Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

               Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of
(a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses previously allocated to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

               Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

               Class M Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

               Class M Certificateholder: The registered holder of a Class M Certificate.

               Class M Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Class M Certificates pursuant to Paragraphs fifth, sixth, and seventh of Section 4.01(a) on such Distribution Date.

               Class M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

               Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a).

               Class M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class M Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan;

               (iii) the Class M Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust

        Administrator and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

               (iv) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

               (v) the Class M Prepayment  Percentage  of all partial  principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

               (vi) the Class M Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.

               Class M Pass-Through Rate: As to any Distribution Date, 6.75% per annum.

               Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if the Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

               Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if the Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section  4.01(d),  a fraction,  the  numerator of which is the Class M Principal
Balance  (determined as of the  Determination  Date preceding such  Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d)(i), one.

               Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class AP Principal Balance as of such Determination Date.

               Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

               Classes A/M/B Fraction: With respect to any Mortgage Loan, the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.75%.

               Classes A/M/B Voting Interest: The ratio obtained by dividing the Pool Balance (Classes A/M/B Portion) by the sum of the Pool Balance (Classes A/M/B Portion) and the Pool Balance (Class AP Portion).

               Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

               Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

               Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.24.

               Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S.
Department  of  the  Treasury   temporary  or  final   regulations   promulgated
thereunder.

               Co-op  Shares:   Shares  issued  by  private  non-profit  housing
corporations.

               Corporate  Trust  Office:  The  principal  office  of  the  Trust
Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 180 East Fifth Street, St. Paul, Minnesota 55101 and, with respect to the Trustee, at the date of the execution of this instrument is located at 615 East Michigan Street, Lewis Center, 4th Floor, Milwaukee, Wisconsin 53202.

               Countrywide Servicing Agreement: The servicing agreement among PHMC, Securitized Asset Services Corporation and Countrywide Funding Corporation dated as of October 10, 1994.

               Cross-Over Date: The first Distribution Date with respect to which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

               Current  Class  A  Interest   Distribution   Amount:  As  to  any
Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

               Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

               Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

               Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

               Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

               Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

               Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

               Current  Class  M  Interest   Distribution   Amount:  As  to  any
Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a) on such Distribution Date.

               Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

               Curtailment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on the amount of any Curtailment with respect to an Exhibit F-2 Mortgage Loan that was received during the month preceding the month in which such Distribution Date occurs at the Net Mortgage Interest Rate for such Mortgage Loan from the date of application by the related Servicer of such Curtailment through the last day of the month in which it was received. On any Distribution Date which occurs on or after the Cross-Over Date, with respect to any Exhibit F-1 Mortgage Loan, the amount of interest, if any, that would have accrued on the amount of any Curtailment with respect to a Mortgage Loan that was received on or after the Determination Date in the month preceding the month in which such Distribution Date occurs but prior to the first day of the month in which such Distribution Date occurs at the Net Mortgage Interest Rate for such Mortgage Loan from the date of application of such Curtailment through the last day of the month in which received.

               Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, a Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

               Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements relating to six of the Servicers), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

               Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any

Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

               Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

               Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

               Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Principal Prepayments received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

               DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

               Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

               Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

               Definitive Certificates:  As defined in Section 5.07.

               Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

               Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

               Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.75%.

               Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

               Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

               Eligible Account: One or more accounts (i) that are maintained with a depository institution whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

               Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

               (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

              (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

               (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United
        States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

              (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

             (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

               In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

               ERISA: The Employee Retirement Income Security Act of 1974, as amended.

               ERISA Plan: Any Person which is an employee benefit plan within the meaning of Section 3(3) of ERISA.

               ERISA Prohibited Holder:  As defined in Section 5.02(d).

               Errors and Omissions Policy: As defined in each of the Servicing Agreements.

               Event of Default:  Any of the events specified in Section 7.01.

               Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

               Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

               Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

               Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the PHMC Servicing Agreement.

               Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

               FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

               FHLMC:  The  Federal  Home  Loan  Mortgage   Corporation  or  any
successor thereto.

               Fidelity Bond: As defined in each of the Servicing Agreements.

               Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

               Fitch: Fitch Investors Service, L.P., or its successor in interest.

               Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.75%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

               Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.75%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

               FNMA: The Federal National Mortgage Association or any successor thereto.

               Foreclosure Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds (other than Net Partial Liquidation Proceeds with respect to Exhibit F-1 Mortgage Loans) in respect of each Mortgage Loan that became a Liquidated Loan during the month preceding the month in which such Distribution Date occurs over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a

Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month following the month in which such Mortgage Loan became a Liquidated Loan.

               Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

               Fraud Loss Amount:  As of any Distribution Date after the Cut-Off
Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $2,497,707.01 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

               Holder:  See "Certificateholder."

               Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

               Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

               Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

               Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

               Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan prior to the Due Date preceding such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Loan, over
(ii) Net Liquidation Proceeds (other than Net Partial Liquidation Proceeds with respect to Exhibit F-1 Mortgage Loans) with respect to such Liquidated Loan.

               Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust
Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

               Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

               Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

               Master Servicer: Securitized Asset Services Corporation, or its successor in interest hereunder.

               Master Servicer Custodial Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Master Servicer Custodial Account shall be an Eligible Account.

              Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

               Master Servicing Fee Rate:  As set forth in Section 11.11.

               Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

               Monthly Servicing Compensation: As defined in each of the Other Servicing Agreements.

               Moody's: Moody's Investors Service, Inc., or its successor in interest.

               Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

               Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

               Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

               Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                (i)   the Mortgage Loan identifying number;

               (ii)   the city, state and zip code of the Mortgaged Property;

              (iii)   the type of property;

               (iv)   the Mortgage Interest Rate;

                (v)   the Net Mortgage Interest Rate;

               (vi)   the Monthly Payment;

              (vii)   the original number of months to maturity;

             (viii)   the scheduled maturity date;

               (ix)   the Cut-Off Date Principal Balance;

                (x)   the Loan-to-Value Ratio at origination;

               (xi)   whether such Mortgage Loan is a Subsidy Loan;

               (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

             (xiii)   the Servicing Fee Rate;

              (xiv)   the Master Servicing Fee;

               (xv)   Fixed Retained Yield, if applicable;

               (xvi) for Mortgage Loans identified on Exhibit F-2, the name of the Servicer with respect thereto; and

               (xvii) for the Mortgage Loans identified on Exhibit F-2, the name of the PHMC Loan Seller with respect thereto, if applicable.

               Such schedule may consist of multiple reports that collectively set forth all of the information required.

               Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

               Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

               Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

               Mortgagor:  The obligor on a Mortgage Note.

               Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

               Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

               Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth on Exhibits F-1 or F-2 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.11 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

               Net Partial Liquidation Proceeds: With respect to Exhibit F-1 Mortgage Loans, Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

               Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

               Non-permitted Foreign Holder:  As defined in Section 5.02(d).

               Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer or the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer or Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

               Non-Supported Interest Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Exhibit F-1 Mortgage Loans over the aggregate Servicing Fee owed under the PHMC Servicing Agreement with respect to such Distribution Date and (ii) the excess, if any, of the aggregate Prepayment Interest Shortfall and Curtailment Interest Shortfall on the Exhibit F-2 Mortgage Loans serviced under each of the respective Other Servicing Agreements over the aggregate Monthly Servicing Compensation (or in the case of the Countrywide Servicing Agreement, the aggregate Servicing Fee) payable under the related Other Servicing Agreements with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall as determined pursuant to clause (i) of the preceding sentence shall be increased by the Curtailment Interest Shortfall and the Partial Liquidation Interest Shortfall, if any, for such Distribution Date.

               Non-U.S. Person:  As defined in Section 4.01(g).

               Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

               Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

               Optimal Adjustment Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) any Class A Subclass Principal Balance or Class AP Principal Balance would be subject to further reduction as a result of the third sentence of the definition of Class A Subclass Principal Balance or Class AP Principal Balance or, with respect to any Class B Subclass, the Class M Principal Balance or the Class B Subclass Principal Balance of a Class B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

               Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

               Original Class A Principal Balance: The sum of the Original Class A Subclass Principal Balances of each Class A Subclass, as set forth in Section 11.06.

               Original Class A Subclass Principal Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

               Original Class AP Principal Balance: The Original Class AP Principal Balance, as set forth in Section 11.07.

               Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.17.

               Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

               Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

               Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

               Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

               Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

               Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

               Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

               Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

               Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

               Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

               Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.19.

               Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in
Section 11.20.

               Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.21.

               Original  Class  B-4  Fractional   Interest:   As  to  the  first
Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.22.

               Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.10.

               Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.08.

               Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

               Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.23.

               Original Subordinated Principal Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

               Other Servicer:  Any of the Servicers other than PHMC.

               Other Servicing Agreements: The Servicing Agreements other than the PHMC Servicing Agreement.

               Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Prepayment in Full prior to such Due Date, which did not become a Liquidated Loan prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

               Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

               Partial Liquidation Interest Shortfall: On any Distribution Date which occurs on or after the Cross-Over Date, and with respect to the Exhibit F-1 Mortgage Loans, the amount of interest, if any, that would have accrued on the amount of any Partial Liquidation Proceeds with respect to a Mortgage Loan that was received on or after the Determination Date in the month preceding the month in which such Distribution Date occurs but prior to the first day of the month in which such Distribution Date occurs at the Net Mortgage Interest Rate for such Mortgage Loan from the date of application of such Partial Liquidation Proceeds through the last day of the month in which received.

               Partial Liquidation Proceeds: Liquidation Proceeds received prior to the month in which the related Mortgage Loan became a Liquidated Loan.

               Partial Liquidation Receipt Period: As to any Distribution Date and any Exhibit F-1 Mortgage Loan, the period from and including the Determination Date occurring in the month preceding the month of such
Distribution Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) to but not including the Determination Date occurring in the month of such Distribution Date.

               Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

               Payment Account: The account maintained pursuant to Section 4.03(b).

               Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to a Class AP Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

               Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

               Person: Any individual, corporation,  partnership, joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

               PHMC:  The Prudential Home Mortgage Company, Inc.

               PHMC Loan Sellers: The entities listed on the Mortgage Loan Schedule, from which PHMC purchased the Mortgage Loans.

               PHMC Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans initially by PHMC.

               Plan:  As defined in Section 5.02(c).

               Pool Balance (Classes A/M/B Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Classes A/M/B Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

               Pool Balance (Class AP Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Class AP Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

               Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, Principal Prepayments, Net REO Proceeds, Insurance Proceeds, Liquidation Proceeds, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer on or prior to the Remittance Date in the month of such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and
(iii) all other amounts required to be placed in the Master Servicer Custodial Account by the Servicer on or before the Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

               (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

               (b) the portion of Net Liquidation Proceeds used to reimburse any
unreimbursed   Periodic   Advances   by  the  Master   Servicer   or  the  Trust
Administrator;

               (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, and (ii) the Master Servicing Fee;

               (d) the Amount Held for Future Distribution;

               (e) that portion of Liquidation Proceeds, Insurance Proceeds and REO Proceeds which represents any unpaid Master Servicing Fee;

               (f) all income from Eligible Investments that is held in the Master Servicer Custodial Account for the account of the Master Servicer;

               (g) all other amounts permitted to be withdrawn from the Master Servicer Custodial Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (f) above, or not required to be deposited in the Master Servicer Custodial Account under this Agreement;

               (h) Net Foreclosure Profits; and

               (i) the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Classes or Subclasses of Certificates pursuant to Section 4.02.

               Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

               Prepayment In Full: With respect to any Mortgage Loan, a payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

               Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full, through the last day of the month in which such Prepayment in Full occurred.

               Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal
Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and
(ii) the Adjusted Principal Balance for such Subclass.

               Principal Prepayment: Any Mortgagor payment or other recovery of principal on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment, including, without limitation, all proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices.

               Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

               Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

               Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates, Class AP Certificates, the Class M Certificates, the Class B-1 Certificates and the Class B-2 Certificates are DCR and S&P. The Rating Agency for the Class B-3 and Class B-4 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1+ in the case of DCR, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

               Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

               Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

               Relevant Anniversary:  See "Bankruptcy Loss Amount."

               REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

               REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (with respect to proposed regulations, are proposed to be in effect) from time to time.

               Remittance Date: The 18th day of each month or, if such day is not a Business Day, the preceding Business Day.

               REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

               REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

               Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

               Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

               Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

               S&P:  Standard & Poor's, or its successor in interest.

               Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Classes A/M/B Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(vi) of the definition of Class A Optimal Principal Amount, but without that amount being multiplied by the Class A Percentage.

               Scheduled   Principal  Balance:  As  to  any  Mortgage  Loan  and
Distribution  Date,  the  principal  balance of such Mortgage Loan as of the Due

Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Principal Prepayments received prior to such Due Date, (B) Deficient Valuations incurred prior to such Due Date, (C) with respect to an Exhibit F-1 Mortgage Loan, any Curtailments and Net Partial
Liquidation Proceeds applied by the Servicer in reduction of the unpaid principal balance of such Mortgage Loan as of such Due Date, (D) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor and (E), with respect to an Exhibit F-1 Mortgage Loan, any Principal Prepayments in Full received prior to the Determination Date in the month of such Due Date. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan prior to such Due Date shall be zero.

               Seller: The Prudential Home Mortgage Securities Company, Inc., or its successor in interest.

               Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Optimal Amount and (b) the Class AP Optimal Principal Amount.

               Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

               Servicers: Each of PHMC, Bank of Hawaii, Barnett Mortgage Company, Countrywide Funding Corporation, FBS Mortgage Corporation, First Town Mortgage Corporation and National City Mortgage Company, as Servicer under the related Servicing Agreement.

               Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

               Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

               Servicing Fee Rate: With respect to a Mortgage Loan, as set forth on Exhibits F-1 or F-2.

               Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

               Similar Law:  As defined in Section 5.02(e).

               Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.27.

               Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

               (1) normal wear and tear;

               (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Trust Administrator, the Servicer or any of their agents or employees; or

               (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

               or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

               Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $1,987,480.00 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates, other than the Class B-5 Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

               Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

               Startup Day:  As defined in Section 2.05.

               Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

               Subordinated  Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Percentage for such date.

               Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

               Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

               Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the substitute Mortgage Loan, each balance being determined as of the date of substitution.

               Trust Administrator: First Bank National Association, a national banking association, or any successor trust administrator appointed as herein provided.

               Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, other than any Fixed Retained Yield, such amounts as may be held from time to time in the Master Servicer Custodial Account, other than any Fixed Retained Yield and the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

               Trustee:   Firstar  Trust  Company,   or  any  successor  trustee
appointed as herein provided.

               Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Classes A/M/B Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii), y(iii), y(iv) and y(v) of the definition of Class A Optimal Principal Amount, but without that amount being multiplied by the Class A Prepayment Percentage.

               Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class AP Certificates will collectively be entitled to a percentage of the aggregate Voting Interest represented by all Certificates equal to the percentage obtained by dividing the Pool Balance (Class AP Portion) by the sum of the Pool Balance (Classes A/M/B Portion) and the Pool Balance (Class AP Portion), (c) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Classes A/M/B Voting Interest and (d) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1996-3 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates on any date will be equal to the product of (a) the Class A Voting Interest on such date and
(b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass on such date by the Class A Principal Balance on such date. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass' pro rata portion of the Voting Interest allocated to the Class B Certificates based on such Subclass' outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

               Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

               Section 1.02.  Acts of Holders.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

               Section 1.03. Effect of Headings and Table of Contents. The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

               Section 1.04. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

               Section 2.01. Conveyance of Mortgage Loans. The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trust Administrator, on behalf of the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Principal Prepayments received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and (d) proceeds of all the foregoing.

               In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any lease, Mortgage, assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by PHMC or the applicable PHMC Loan Seller to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered.

               In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel (of which S&P will be an addressee or with respect to which S&P shall be delivered a reliance letter) to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

               Section 2.02. Acceptance by Trust Administrator. The Trust Administrator acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly notify the Seller, which shall have a period of 60 days after such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield of such Mortgage Loan through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

               In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Master Servicer Custodial Account maintained by the Master Servicer pursuant to Section 3.02. In the case of a substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Master Servicer Custodial Account. The Monthly Payment on the substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

               The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trust Administrator, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

               Section 2.03. Representations and Warranties of the Master Servicer and the Seller. (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a corporation duly formed and validly existing under the laws of the State of New Jersey;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

               It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

               (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

              (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

             (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trust Administrator on behalf of the Trustee;

              (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

              (vi)  The  Mortgaged   Property  is  undamaged  by  water,   fire,
        earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

             (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged

        Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

              (ix) with respect to a Mortgage Loan that is secured by a long-term residential lease, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (B) the terms of such lease do not
        (i) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies relating to the related premises; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (E) such Mortgage Loan was originated, and the leased premises are located, in the State of Hawaii;

               (x) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

              (xi) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

             (xii) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made;

            (xiii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

             (xiv) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

              (xv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

             (xvi) The Mortgage Loan (except any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to
        (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvii) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

           (xviii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

             (xix) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

              (xx) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

             (xxi) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxii) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

           (xxiii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiv) No payment required under any Mortgage Loan is more than 30 days past due and no Mortgage Loan had more than one delinquency in the preceding 13 months; and

             (xxv) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code.

               Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

               It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator on behalf of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

               (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Administrator at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Master Servicer Custodial Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

               Section 2.04. Execution and Delivery of Certificates. The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

               Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date. The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-R Certificate), the Class AP Certificates, the Class M Certificates and the Subclasses of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is March 25, 2011 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

               Section 3.01. Master Servicer Custodial Account. (a) The Master Servicer shall establish and maintain a Master Servicer Custodial Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Master Servicer Custodial Account and of any change in the location thereof.

               (b) The Master Servicer shall deposit into the Master Servicer Custodial Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Master Servicer Custodial Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any; and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

               (c) The Master Servicer shall cause the funds in the Master Servicer Custodial Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Master Servicer Custodial Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Master Servicer Custodial Account by the Master Servicer out of its own funds immediately as realized.

               Section 3.02. Permitted Withdrawals from the Master Servicer Custodial Account. (a) The Master Servicer may, from time to time, make withdrawals from the Master Servicer Custodial Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, Insurance Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances; provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds or Insurance Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section
3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section
3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Master Servicer Custodial Account;

               (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's
Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to withdraw from the Master Servicer Custodial Account any amount deposited in the Master Servicer Custodial Account that was not required to be deposited therein;

               (xi) to clear and terminate the Master Servicer Custodial Account pursuant to Section 9.01; and

               (xii) to pay to PHMC from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

               (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Master Servicer Custodial Account.

               Section 3.03 Advances by Master Servicer and Trust Administrator.
(a) In the event a Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. The Master Servicer shall certify to the Trust Administrator with respect to such Distribution Date (i) the amount of Periodic Advances required of such Servicer, (ii) the amount actually advanced, (iii) the amount that the Master Servicer is required to advance hereunder and (iv) whether it has been determined not to make an advance because it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Master Servicer shall be deposited in the Master Servicer Custodial Account at least one Business Day prior to the related Distribution

Date. If the Master Servicer fails to make any Periodic Advance required of it hereunder, the Trust Administrator shall instead make such Periodic Advance to the extent required by Section 8.15, provided that the Trust Administrator has previously received the foregoing certificate of the Master Servicer. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

               (b) To the extent a Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to Section 17.3 of the related Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

               (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Master Servicer Custodial Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in
Section 3.02(a)(i) or with respect to any such Periodic Advance which the Master Servicer or the Trust Administrator shall ultimately determine in its good faith judgment to be a Nonrecoverable Advance from funds generally available in the Master Servicer Custodial Account.

               (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Master Servicer Custodial Account.

               The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b), but shall diligently pursue restoration of such amount to the Master Servicer Custodial Account from the related Servicer.

               Section 3.04. Trust Administrator to Cooperate; Release of Owner Mortgage Loan Files. Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Master Servicer Custodial Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Master Servicer Custodial Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Master Servicer Custodial Account.

               From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Custodial Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Master Servicer Custodial Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

               Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

               Section 3.05. Reports to the Trust Administrator; Annual Compliance Statements. (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Master Servicer Custodial Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

               (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, an Officers' Certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) an officer of the Master Servicer has conducted an examination of the activities of the Servicers during the preceding calendar year and their performance under the Servicing Agreements, (B) an officer of the Master Servicer has examined the Servicers' Fidelity Bond and Errors and Omissions Policies and each such bond or policy is in effect and conforms to the requirements of the applicable Servicing Agreement, (C) the Master Servicer has received from each Servicer any required financial statements and such other information as is required by such Servicer's Servicing Agreement and (D) to the best of such officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such Officers' Certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

               (c) Each year the Master Servicer shall review each Servicer's performance under its Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under its Servicing Agreement.

               Section  3.06.  Title,  Management  and  Disposition  of Any  REO
Mortgage Loan. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by Section 14.4.2 of each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Master Servicer Custodial Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of REO Mortgage Loan.

               Section 3.07. Amendments to Servicing Agreements, Modification of Standard Provisions. (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

               (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of an adverse effect on Certificateholders may be established through various means, including the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

               Section 3.08. Oversight of Servicing. The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

               For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee and the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage
Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes.

               During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

               The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

               The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee, shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

               The Master Servicer shall be entitled, at its option, to repurchase any defaulted Mortgage Loan from the Trust Estate if, in the Master Servicer's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate less any Fixed Retained Yield for such Mortgage Loan through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Master Servicer the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

               In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Master Servicer Custodial Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

               The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

               The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

               Section 3.09. Termination and Substitution of Servicing Agreements. Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement.

               The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

               Section 4.01. Distributions. (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

               first, to the Subclasses of Class A Certificates, pro rata, based upon their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount;

               second, to the Subclasses of Class A Certificates, pro rata, based upon their respective Class A Subclass Unpaid Interest Shortfalls in an aggregate amount up to the Class A Unpaid Interest Shortfall;

               third, concurrently, to the Class A and Class AP Certificates, pro rata based on their respective Class A Optimal Principal Amount and Class AP Optimal Principal Amount, (A) to the Subclasses of Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or
Section 4.01(c), as applicable and (B) to the Class AP Certificates up to the Class AP Optimal Principal Amount;

               fourth, to the Class AP Certificates in an amount up to the Class AP Deferred Amount first from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-2 Certificates pursuant to Paragraph thirteenth, below and fifth to the Class B-1 Certificates pursuant to Paragraph tenth below and then from amounts otherwise distributable (without regard to this paragraph fourth) to the Class M Certificates pursuant to Paragraph seventh, below;

               fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount;

               sixth, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

               seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable to the Class M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class M Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

               eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

               ninth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

               tenth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

               eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

               twelfth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

               thirteenth,  to the Class B-2 Certificates in an amount up to the
Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

               fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

               fifteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

               sixteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

               seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

               eighteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

               nineteenth,  to the Class B-4 Certificates in an amount up to the
Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

               twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

               twenty-first, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

               twenty-second,  to the Class B-5  Certificates in an amount up to the Class B-5  Optimal  Principal  Amount;  provided,  however,  that the amount
distributable  to  the  Class  B-5  Certificates   pursuant  to  this  Paragraph
twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above; and

               twenty-third, to the Holder of the Class A-R Certificate.

               In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

               With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A and Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates pro rata based on Class A Subclass Principal Balance.

               (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Principal Distribution Amount shall be allocated among and distributed, pursuant to Section 4.01(e) hereof, in reduction of the principal balances of the Subclasses of Class A Certificates as follows:

               first, to the Class A-5 Certificates up to the Class A-5 Priority Amount;

               second, to the Class A-R Certificate until the Class A Subclass Principal Balance thereof has been reduced to zero;

               third, concurrently, as follows:

               (i) 4.95905905% to the Class A-1 Certificates until the Class A Subclass Principal Balance thereof has been reduced to zero; and

               (ii)   sequentially, 95.04094095% as follows:

               (a) concurrently, 43.10589511% to the Class A-2 Certificates and 56.89410489% to the Class A-3 Certificates until the Class A Subclass Principal Balance of the Class A-2 Certificates has been reduced to zero; and

               (b) sequentially, to the Class A-3 and Class A-4 Certificates, in that order, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

               fourth, to the Class A-5 Certificates until the Class A Subclass Principal Balance thereof has been reduced to zero.

               (c) On each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates pro rata in accordance with their outstanding Class A Subclass Principal Balances.

               (d) (i) For purposes of determining whether the Subclasses of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               (a) if the Current Class M Fractional Interest is less than the Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (b) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (c) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (d) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (e) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

               (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Class M Certificates and/or the

Subclasses  of  Class  B  Certificates  entitled  to  receive  distributions  of principal would reduce the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of the affected Class B Subclasses to zero; provided, however, that if the Class B
Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

               (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Master Servicer), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.26, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying

Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Subclass or Class of Certificates held by such Holder) of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class AP Distribution Amount with respect to the Class AP Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

               In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-R Certificate), the Class AP Principal Balance of the Class AP Certificates, the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Subclass or Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

               (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Non-U.S. Persons. For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

               Section 4.02. Allocation of Realized Losses. (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

               first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

               second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

               third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

               fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

               fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

               sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

               seventh, to the Class A and Class AP Certificates pro rata based on the Classes A/M/B Fraction and the Class AP Fraction, respectively.

               This allocation of Realized Losses will be effected through the reduction of the applicable Subclass principal balance.

               (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class AP Certificates will equal the product of the amount of any such principal loss and the Class AP Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class AP Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A, Class M and Class B Certificates based on the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates in accordance with the

Class A Subclass Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

               (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class AP Certificates or Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

               (d) In the event that there is a recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class AP
Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Subclass or Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class AP Certificates, based on the Class AP Fraction of such Mortgage Loan and, with respect to the Class A Certificates, Class M Certificates and Class B
Certificates, based on their pro rata share of the Classes A/M/B Fraction of such Mortgage Loan) of such recovery up to the amount of such Realized Loss previously allocated to such Subclass or Class on the Distribution Date in the month following the month in which such recovery is received. A Subclass or Class of Certificates that is no longer outstanding shall not be entitled to any share of such recovery. In the event that the amount of such recovery exceeds the amount of such recovery allocated to each outstanding Subclass or Class in accordance with the preceding provisions, each outstanding Subclass or Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Subclass or Class .

               (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among the Class A Certificates, the Class M Certificates and the Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages.

               (f) Realized  Losses  allocated in  accordance  with this Section
4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

               Section 4.03 Paying Agent. (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

               The Master Servicer may, at any time, remove or replace the Paying Agent.

               The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

               (i) hold all amounts  remitted to it by the Master  Servicer  for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

               (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Master Servicer Custodial Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying

Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

               Section 4.04. Statements to Certificateholders; Report to the Trust Administrator and the Seller. Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

               (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

               (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass,
(c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

               (iii) the amount of such distribution to Holders of the Class AP Certificates, identifying the aggregate amount of any Principal Prepayments included therein;

               (iv) the amount of such distribution to Holders of the Class M Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

               (v) (a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

               (vi) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

               (vii) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

               (viii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

               (ix) the number of Mortgage Loans outstanding as of the preceding Determination Date;

               (x) the Class A Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Class AP Principal Balance, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (xi) the Adjusted Pool Amount, the Adjusted Pool Amount (Class AP Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

               (xii) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by PHMC and, collectively, by the Other Servicers as of such Distribution Date;

               (xiii) the Class A Percentage for the following Distribution Date
(without,  in  the  case  of  Exhibit  F-1  Mortgage  Loans,  giving  effect  to
Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

               (xiv) the Class A Prepayment Percentage for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

               (xv) the Class M Percentage for the following  Distribution  Date
(without,  in  the  case  of  Exhibit  F-1  Mortgage  Loans,  giving  effect  to
Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

               (xvi) the Class M Prepayment Percentage for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

               (xvii) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

               (xviii) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Prepayment Percentages for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net
Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

               (xix) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xx) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xxi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xxii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xxiii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

               (xxiv) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with
Section 4.02(a) since the Relevant Anniversary;

               (xxv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxvi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxvii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Servicing Compensation has been reduced by the Prepayment Interest Shortfall or Curtailment Interest Shortfall for the related Distribution Date;

               (xxviii) the Class AP Deferred Amount, if any; and

               (xxix) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns; and

               deliver  a  copy  of  each  type  of   statement   to  the  Trust
Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

               In the case of information furnished with respect to a Class A Subclass pursuant to clauses (i) and (ii) above, with respect to the Class AP
Certificates pursuant to clause (iii) above, with respect to the Class M Certificates pursuant to clauses (iv) and (v) above and with respect to a Class B Subclass pursuant to clauses (vi) and (vii) above, the amounts shall be expressed as a dollar amount per Class A Certificate with a $1,000 Denomination, and as a dollar amount per Class B Certificate with a $1 Denomination.

               Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information contained in clause
(iii) above in the case of a Class AP Certificateholder, the information contained in clauses (iv) and (v)(a) above in the case of a Class M Certificateholder and the information contained in clauses (vi) and (vii)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

               Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class AP Distribution Amount, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

               In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-3, Class B-4 or Class B-5 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

               Section 4.05 Reports to Mortgagors and the Internal Revenue Service. The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

                                    ARTICLE V

                                THE CERTIFICATES

               Section 5.01. The Certificates. (a) The Class A, Class AP, Class M and Class B Certificates shall be issued only in minimum denominations of a Single Certificate and, except for the Class A-R Certificates, integral multiples of $1,000 (or $1 in the case of the Class AP Certificates and Class B-5 Certificates) in excess thereof (except, if necessary, for one Certificate of each Subclass (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Subclass to equal the aggregate Original
Class A Subclass Principal Balance, Original Class AP Principal Balance, Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-R, B-1, B-2, B-3, B-4, B-5, C, C-1 and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A, Class AP, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

               Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

               "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trust Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

               (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such

Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this
Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

               For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

               Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

               Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of

Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

               Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

               At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               All  Certificates  surrendered for transfer and exchange shall be
canceled  by  the  Certificate   Registrar,   the  Trust  Administrator  or  the
Authenticating Agent in accordance with their standard procedures.

               (b)  No  transfer  of  a  Class  B-3,  Class  B-4  or  Class  B-5
Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years from the date of the initial sale of Certificates, require a Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust
Administrator, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Seller or the Master Servicer. The Holder of a Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

               (c) No transfer of a Class M or Class B Certificate shall be made unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either
(a) such transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or a governmental plan as defined in Section 3(32) of ERISA or Code Section 4975 or subject to any federal, state or local law ("Similar Law") which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Seller or the Master Servicer or (b) if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class M or Class B Certificate presented for registration in the name of a Plan, or a Trust Administrator of any such Plan, an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Seller or the Master Servicer. The Class M or Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

               (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person investing the assets of a Plan (such plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

               The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

               Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R
Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

               Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

               Section 5.04. Persons Deemed Owners. Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

               Section 5.05. Access to List of Certificateholders' Names and Addresses. (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

               (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

               (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the
Certificateholders hereunder, regardless of the source from which such information was delivered.

               Section  5.06.   Maintenance  of  Office  or  Agency.  The  Trust
Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

               Section 5.07. Definitive Certificates. If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency

Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

               Section 5.08. Notices to Clearing Agency. Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

               Section 6.01. Liability of the Seller and the Master Servicer. The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

               Section 6.02. Merger or Consolidation of the Seller or the Master Servicer. Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

               The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

               Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others. Neither the Seller nor the Master Servicer nor any of the directors, officers, employees or agents of either entity shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, and any director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the

Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Custodial Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class AP, Class M and Subclasses of Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

               Section 6.04. Resignation of the Master Servicer. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trust Administrator and the Trustee. No such resignation shall become effective until the Trust Administrator, the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

               Section 6.05. Compensation to the Master Servicer. The Master Servicer shall be entitled to receive a monthly fee equal to the Master
Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Master Servicer Custodial Account as additional compensation.

               Section 6.06. Assignment or Delegation of Duties by Master Servicer. The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trust Administrator and the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trust Administrator and the Trustee an agreement, in form and substance reasonably satisfactory to the Trust Administrator and the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trust Administrator, the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

                                   ARTICLE VII

                                     DEFAULT

               Section 7.01. Events of Default. In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

              (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof;

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator pursuant to and under this Section, subject to the provisions of
Section 7.05; and, without limitation, the Trust Administrator is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trust Administrator all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator all amounts which then have been or should have been deposited in the Master Servicer Custodial Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

               Section 7.02. Other Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

               Section 7.03. Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

               Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default. In the event that the Trustee or the Trust
Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or Trust Administrator shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

               Section 7.05. Trust Administrator to Act; Appointment of Successor. When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer  in  effecting  the  termination  of the  Master  Servicer's  servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Master Servicer Custodial Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

               Section 7.06. Notification to Certificateholders. Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

               Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

               The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Servicers pursuant to Articles III, IV and IX.

               No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

              (iii) the Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee, or such Responsible Officer was negligent in ascertaining the pertinent facts.

               None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               Section 8.02. Certain Matters Affecting the Trust Administrator and the Trustee. Except as otherwise provided in Section 8.01:

                (i) Each of the Trust Administrator and the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) Each of the Trust Administrator and the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

              (iii) Each of the Trust Administrator and the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

               (iv) Each of the Trust Administrator and the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

               Section 8.03. Neither Trustee nor Trust Administrator Required to Make Investigation. Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

               Section 8.04. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes a representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes a representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Neither the Trustee nor, subject to Section 2.04, the Trust Administrator, shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Master Servicer Custodial Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

               Section 8.05. Trustee and Trust Administrator May Own Certificates. Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

               Section 8.06. The Master Servicer to Pay Fees and Expenses. The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

               Section 8.07. Eligibility Requirements. Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and shall be subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in Section 8.08.

               Section 8.08. Resignation and Removal. Each of the Trustee and the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator, as the case may be. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor trust administrator.

               If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

               The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

               Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

               Section 8.09. Successor. Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

               Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or trust administrator, the successor trustee or trust administrator, as the case may be, shall cause such notice to be mailed at the expense of the Master Servicer.

               Section 8.10. Merger or Consolidation. Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or the Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and
(ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the Trust Estate to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

               Section 8.11. Authenticating Agent. The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

               Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

               The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

               The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

               Section 8.12. Separate Trustees and Co-Trustees. The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

               Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

              (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

               Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

               No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

               The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

               The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

               Section 8.13. Appointment of Custodians. The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01.

               Section 8.14. Tax Matters; Compliance with REMIC Provisions. (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of the execution of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare, or cause to be prepared, and timely cause to be signed by the Trustee and file annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue price of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Trust Estate, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the Trust Estate, and the fair market value and adjusted basis of the Trust Estate property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-l, Class A-2, Class A-3, Class A-5 and Class A-R Certificates, the Class AP Certificates, the Class M Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee and the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the Trust Estate to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Trust Estate) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Trust Estate when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the Tax Returns referred to in clause (i) of the preceding sentence. In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

               (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to perform its obligations under this Section 8.14.

               Section 8.15. Monthly Advances. In the event that the Master Servicer fails to make a Periodic Advance required to be made pursuant to
Section 3.03(a) on or before the Distribution Date (and similarly fails to deliver an Officers' Certificate evidencing the Master Servicer's determination that any Periodic Advance if made would be a Nonrecoverable Advance), the Trust Administrator shall provide to the Master Servicer by telecopy notice of such an Event of Default and shall deposit in the Master Servicer Custodial Account an amount equal to the excess of (a) Periodic Advances required to be made by the Master Servicer pursuant to this Agreement (as evidenced by the certificate required to be delivered to the Trust Administrator by the Master Servicer pursuant to Section 3.03(a)) over (b) the amount of Periodic Advances made by the Master Servicer, or a Servicer acting on its behalf, with respect to such Distribution Date; provided that the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. The Trust Administrator shall be entitled to be reimbursed from the Master Servicer Custodial Account for Periodic Advances and Nonrecoverable Advances made by it pursuant to this
Section 8.15 in like manner as if it were the Master Servicer.

                                   ARTICLE IX

                                   TERMINATION

               Section 9.01. Termination upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the greater of (a) the sum of
(x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and
(b) the aggregate fair market value (as determined by the Master Servicer as of the close of business on such third Business Day) of all of the assets of the Trust Estate, and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

               The right of the Master  Servicer to  purchase  all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.25. In the case of any purchase by the Master Servicer pursuant to said clause (i), the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust
Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

               Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Master Servicer Custodial Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

               Upon  presentation and surrender of the  Certificates,  the Trust
Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass
Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class AP Certificates, the Class AP Principal Balance, (iii) as to the Class M Certificates, the Class M Principal Balance together with any Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iv) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (v) as to the Class A-R Certificate, the amount, if any, which remains on deposit in the Master Servicer Custodial Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder; provided, however, that if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii), (iii) and (iv) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Section 4.02(b) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

               In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Master Servicer Custodial Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

               Section 9.02. Additional Termination  Requirements.  In the event of a termination of the Trust Estate upon the exercise by the Master Servicer of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, provided that the Trust Administrator has received an Opinion of Counsel or other evidence to the effect that such termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Trust Estate or the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Master Servicer for cash at the purchase price specified in Section 9.01 and shall distribute such cash in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

               Section 10.01.Amendment. This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Master Servicer Custodial Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

               This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the

Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

               Notwithstanding any contrary provision of this Agreement, the Trustee and the Trust Administrator shall not consent to any amendment to this Agreement unless each shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Trust Estate or the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

               Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

               It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

               Section 10.02. Recordation of Agreement. This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               No   Certificateholder,   solely  by  virtue  of  its  status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

               Section 10.04. Governing Law; Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701,
Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Securitized Asset Services Corporation, 5325 Spectrum Drive, Frederick, Maryland 21701, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trustee or the Trust Administrator shall not be effective until received.

               For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

               Section 10.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               Section 10.07. Special Notices to Rating Agencies. (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01;

               (ii) any sale or transfer of the Class B Certificates pursuant to
Section 5.02 to an affiliate of the Seller other than The Prudential Insurance Company of America;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

               (v) the  occurrence of any of the Events of Default  described in
Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

               (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

               (iii)  the   appointment   of  a   successor   trustee  or  trust
administrator pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer, other than to any affiliate of The Prudential Insurance Company of America.

               (c) The Master Servicer shall deliver to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05; and

               (ii) statements prepared pursuant to Section 4.04.

               Section 10.08. Covenant of Seller. The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

               Section 10.09. Recharacterization. The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first prior security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

               Section 11.01. Class A Fixed Pass-Through Rate. The Class A Fixed Pass-Through Rate is 6.75% per annum.

               Section   11.02.   Cut-Off   Date.   The  Cut-Off  Date  for  the
Certificates is February 1, 1996.

               Section 11.03. Cut-Off Date Aggregate Principal Balance. The Cut-Off Date Aggregate Principal Balance is $124,872,914.35.

               Section 11.04. Original Class A Percentage. The Original Class A Percentage is 96.48119977%.

               Section 11.05. Original Class A Subclass Principal Balances. As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

               Original Class A Class A Subclass Subclass Principal Balance

          Class A-1 .........................    $    5,051,000.00
          Class A-2 .........................    $   27,033,000.00
          Class A-3 .........................    $   58,855,000.00
          Class A-4 .........................    $   10,915,000.00
          Class A-5 .........................    $   18,000,000.00
          Class A-R .........................    $          100.00

               Section 11.06. Original Class A Principal Balance. The Original Class A Principal Balance is $119,854,100.00.

               Section 11.07. Original Class AP Principal Balance. The Original Class AP Principal Balance is $647,572.74.

               Section 11.08. Original Class M Percentage. The Original Class M Percentage is 1.00543092%.

               Section 11.09. Original Class M Principal Balance. The Original Class M Principal Balance is $1,249,000.00.

               Section 11.10. Original Class M Fractional Interest. The Original Class M Fractional Interest is 2.51336931%.

               Section 11.11. Master Servicing Fee Rate. The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.02% per annum.

               Section 11.12. Original Class B-1 Percentage. The Original Class B-1 Percentage is 1.00543092%.

               Section 11.13. Original Class B-2 Percentage. The Original Class B-2 Percentage is 0.50231297%.

               Section 11.14. Original Class B-3 Percentage. The Original Class B-3 Percentage is 0.45240367%.

               Section 11.15. Original Class B-4 Percentage. The Original Class B-4 Percentage is 0.25115648%.

               Section 11.16. Original Class B-5 Percentage. The Original Class B-5 Percentage is 0.30206527%.

               Section 11.17. Original Class B Principal Balance. The Original Class B Principal Balance is $3,122,241.61.

               Section 11.18. Original Class B Subclass Principal Balances. As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

               Original Class B Class B Subclass Subclass Principal Balance

          Class B-1 ..........................  $   1,249,000.00
          Class B-2 ..........................  $     624,000.00
          Class B-3 ..........................  $     562,000.00
          Class B-4 ..........................  $     312,000.00
          Class B-5 ..........................  $     375,241.61


               Section 11.19. Original Class B-1 Fractional Interest. The Original Class B-1 Fractional Interest is 1.50793838%.

               Section 11.20. Original Class B-2 Fractional Interest. The Original Class B-2 Fractional Interest is 1.00562542%.

               Section 11.21. Original Class B-3 Fractional Interest. The Original Class B-3 Fractional Interest is 0.55322175%.

               Section 11.22. Original Class B-4 Fractional Interest. The Original Class B-4 Fractional Interest is 0.30206527%.

               Section 11.23. Original Subordinated Percentage. The Original Subordinated Percentage is 3.51880023%.

               Section  11.24.  Closing  Date.  The Closing Date is February 28,
1996.

               Section 11.25. Right to Purchase. The right of the Master Servicer to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $12,487,291.44 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

               Section 11.26. Wire Transfer Eligibility. With respect to the Certificates (other than the Class AP, Class M, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000. The minimum Denomination eligible for wire transfer on each Distribution Date for the Class AP, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
Certificates is 100% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

               Section 11.27. Single Certificate. A Single Certificate for each Subclass of Class A Certificates (other than the Class A-R Certificate), the Class AP Certificates, the Class M Certificates, and each Subclass of Class B Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination.

               Section 11.28. Servicing Fee Rate. The rate used to calculate the Servicing Fee which ranges from 0.200% to 0.250% per annum and, as to each Mortgage Loan, is set forth on Exhibit F-1 or F-2 hereto.

               IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                         THE PRUDENTIAL HOME MORTGAGE
                                         SECURITIES COMPANY, INC.
                                         as Seller

                                         By:
                                         Name:
                                         Title:

                                         SECURITIZED ASSET SERVICES
                                         CORPORATION
                                         as Master Servicer

                                         By:
                                         Name:
                                         Title:

                                         FIRST BANK NATIONAL
                                         ASSOCIATION
                                         as Trust Administrator

                                         By:
                                         Name:
                                         Title:

                                         FIRSTAR TRUST COMPANY
                                         as Trustee

                                         By:
                                         Name:
                                         Title:

Attest:

By:
Name:
Title:

STATE OF NEW YORK            )
                                 ss.:
COUNTY OF NEW YORK           )

               On this 28th day of February, 1996, before me, a notary public in and for the State of New York, personally B. David Bialzak, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

- -------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK            )
                                 ss.:
COUNTY OF NEW YORK           )

               On this 28th day of February, 1996, before me, a notary public in and for the State of New York, personally appeared B. David Bialzak, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Securitized Asset Services Corporation, a New Jersey corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

- -------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA         )
                                ss.:
COUNTY OF                  )

               On this 28th day of February, 1996, before me, a notary public in and for the State of Minnesota, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that she resides at _________________, Minnesota; that she is a ____________________ of First Bank
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.





- -------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA         )
                                ss.:
COUNTY OF                  )

               On this 28th day of February, 1996, before me, a notary public in and for the State of Minnesota, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, Minnesota; that he is a _____________________ of First Bank
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

- -------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF WISCONSIN         )
                             ss.:
COUNTY OF                  )

               On this 28th day of February, 1996, before me, a notary public in and for the State of Wisconsin, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, Wisconsin; that s/he is a ____________________ of Firstar
Trust Company, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.

- -------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF WISCONSIN         )
                             ss.:
COUNTY OF                  )

               On this 28th day of February, 1996, before me, a notary public in and for the State of Wisconsin, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, Wisconsin; that s/he is a ____________________ of Firstar
Trust Company, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.





- -------------------------
Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

               [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-3 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

               [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-3 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

               [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
]
                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-3 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

               [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
 CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-3 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996

Percentage Interest evidenced          Denomination:  $
by his Certificate: %

               THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

               [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-3 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-R


                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OF ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN.

PURCHASERS OF THIS CLASS A-R CERTIFICATE SHOULD BE AWARE THAT ON JANUARY 3, 1995, THE INTERNAL REVENUE SERVICE ISSUED PROPOSED REGULATIONS UNDER CODE
SECTION 475 THAT, IF ADOPTED IN FINAL FORM, WOULD APPLY TO THIS CLASS A-R CERTIFICATE AND WOULD NOT PERMIT THIS CLASS A-R CERTIFICATE TO BE MARKED TO MARKET.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-3, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator


                                            By____________________________
                                              Authorized Officer

Countersigned:

First Bank National Association,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP AND CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-3, CLASS B-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS   CERTIFIES   THAT   ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Seller and the Trust Administrator with respect to certain matters, as described in the Agreement.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP, CLASS M AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-3, CLASS B-2

                   evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS   CERTIFIES   THAT   ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Seller and the Trust
Administrator with respect to certain matters, as described in the Agreement.Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate is issued on February 28, 1996, and based on its issue price of 97.14687%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 300% SPA (as defined in the Prospectus Supplement dated February 15, 1996 with respect to the offering of the Class A Certificates, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.90937500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.28%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 1996 to March 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02373132%.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP, CLASS M, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-3, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS   CERTIFIES   THAT   ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the date of initial issuance of the Certificates pursuant to the Agreement, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate is issued on February 28, 1996, and based on its issue price of 87.41806%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 300% SPA (as defined in the Prospectus Supplement dated February 15, 1996 with respect to the offering of the Class A Certificates, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately

12.63819000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.21%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 1996 to March 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.09746399%.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP, CLASS M, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-3, CLASS B-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS   CERTIFIES   THAT   ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the date of initial issuance of the Certificates pursuant to the Agreement, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate is issued on February 28, 1996, and based on its issue price of 71.12446%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 300% SPA (as defined in the Prospectus Supplement dated February 15, 1996 with respect to the offering of the Class A Certificates, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 28.93179000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.27%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 1996 to March 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.20113727%.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP, CLASS M, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-3, CLASS B-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS   CERTIFIES   THAT   ____________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the date of initial issuance of the Certificates pursuant to the Agreement, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters, as described in the Agreement.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate is issued on February 28, 1996, and based on its issue price of 35.50625%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 300% SPA (as defined in the Prospectus Supplement dated February 15, 1996 with respect to the offering of the Class A Certificates, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 64.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 30.88%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 1996 to March 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.31498008%.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator


By ________________________
   Authorized Officer

                                  EXHIBIT C-1
                     [FORM OF FACE OF CLASS AP CERTIFICATE]


                       MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-3, CLASS AP


                   evidencing an interest in a pool of fixed
                   interest rate, conventional, monthly pay,
                     fully amortizing, first lien, one- to
               four-family residential mortgage loans, which may
                   include loans secured by shares issued by
                   cooperative housing corporations, sold by


             THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS   CERTIFIES   THAT   _____________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class AP Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class AP Distribution Amount required to be distributed to Holders of Class AP Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class AP Certificates will not be entitled to distributions in respect of interest.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This  Certificate  is issued on February  28,  1996,  at an issue price of 69.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 300% SPA (as defined in the Prospectus Supplement dated February 15, 1996 with respect to the offering of the Class A Certificates, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 31.00000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.30%; and (iii) the amount of OID allocable to the short first accrual period (February 28, 1996 to March 25, 1996) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.48132541%.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:   February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator

By ________________________
   Authorized Officer

                                    EXHIBIT C

                      [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS AP CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-3, CLASS M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

               THIS  CERTIFICATE  DOES NOT  EVIDENCE  AN  OBLIGATION  OF,  OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMNINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   February 1, 1996

CUSIP No.:  74434U                     First Distribution Date:  March 25, 1996


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

               THIS  CERTIFIES  THAT   _______________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 28, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A and Class AP Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 6.75% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

               No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator with respect to certain matters, as described in the Agreement.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

               Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:  February 28, 1996

                                            First Bank National Association,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Bank National Association,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT D


                 [Form of Reverse of Series 1996-3 Certificates]


              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-3

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Master Servicer Custodial Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the

Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

               The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date of the Agreement. The Agreement permits, but does not require, the Master Servicer to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Master Servicer's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto lease print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                                          -----------------------------------
                                          Signature by or on behalf of assignor

                                          -----------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or
otherwise,         in        immediately        available        funds        to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements should be mailed to ______________________
- ----------------------------------------------------------------.

               This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

               THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST BANK NATIONAL ASSOCIATION, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), THE PRUDENTIAL HOME MORTGAGE SECURITIES
COMPANY, INC. (together with any successor in interest, the "Seller"), SECURITIZED ASSET SALES CORPORATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T

               WHEREAS, the Seller, the Master Servicer, the Trust Administrator and Firstar Trust Company, as trustee, have entered into a Pooling and Servicing Agreement dated as of February 28, 1996 relating to the issuance of Mortgage Pass-Through Certificates, Series 1996-3 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

               WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

               Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

               Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

               Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

               Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

               Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

               Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in an manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

               From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the

Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master
Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public Trust Administrator or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

               Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

               Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

               Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

               Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

               Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

               Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

               The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

               Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

               Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

               Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

               Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

               Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

               Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

               IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                    FIRST BANK NATIONAL ASSOCIATION

180 East Fifth Street                       By:
St. Paul, Minnesota  55101                  Name:
                                            Title:



Address:                                    THE PRUDENTIAL HOME MORTGAGE
                                              SECURITIES COMPANY, INC.
5325 Spectrum Drive
Frederick, Maryland  21701                  By:
                                            Name:
                                            Title:



Address:                                    SECURITIZED ASSET SERVICES
                                   CORPORATION
7485 New Horizon Way
Frederick, Maryland  21701                  By:
                                            Name:
                                            Title:

Address:                                    THE PRUDENTIAL HOME MORTGAGE
                                              COMPANY, INC.

5325 Spectrum Drive
Frederick, Maryland  21701                  By:
                                            Name:
                                            Title:



Address:                                    [CUSTODIAN]

                                            By:
                                            Name:
                                            Title:

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

               On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of The Prudential Home
Mortgage Securities Company, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                               Notary Public



[NOTARIAL SEAL]

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

               On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Securitized Asset
Services Corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                               Notary Public



[NOTARIAL SEAL]

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

               On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Bank
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                               Notary Public




[NOTARIAL SEAL]

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

               On this ___ day of ________,  19__, before me, a notary public in and for the State of ____________, personally appeared _______________ _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of The
Prudential Home Mortgage Company, Inc., a New Jersey corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




                                                               Notary Public

 [NOTARIAL SEAL]

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

               On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                               Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1


PHMSC
PHM / 1996-3  Exhibit F-1
10 & 15 YEAR FIXED RATE NON-RELOCATION AND RELOCATION LOANS


(i)        (ii)                                         (iii)      (iv)         (v)          (vi)       (vii)      (viii)
- -----      --------------------------- -----     -----  --------   --------     --------     ---------- --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER     CITY                        STATE     CODE   TYPE       RATE         RATE         PAYMENT    MATURITY   DATE
- --------   -----------------------------------------------------   --------     --------     ---------- --------   -----------
3498299    FAIRVIEW                    MT        59221     SFD        6.750        6.530        $707.93    180       1-May-09
3514509    LOXAHATCHEE                 FL        33470     SFD        8.750        6.750      $1,099.39    180       1-Sep-10
3563482    NAPLES                      FL        33964     SFD        8.375        6.750        $784.87    180       1-Oct-10
3574023    DOVER                       NJ        08753     SFD        7.750        6.750      $2,117.87    180       1-Nov-10
3578477    LANDENBERG                  PA        19350     SFD        7.000        6.750      $2,157.19    180       1-Dec-10
3580592    VALLEY STREAM               NY        11580     SFD        7.625        6.750        $934.13    180       1-Jul-10
3583791    YORBA LINDA                 CA        92686     SFD        6.500        6.280      $3,527.99    180       1-Nov-10
3589922    CLOSTER                     NJ        07624     SFD        7.250        6.750      $2,190.88    180       1-Nov-10
3590443    TOWN OF ORLEANS             NY        13692     SFD        8.500        6.750        $310.20    180       1-Jul-10
3592817    BOCA RATON                  FL        33428     SFD        7.250        6.750      $1,384.82    180       1-Dec-10
3593089    PRINCETON JUNCTION          NJ        08550     SFD        7.000        6.750      $3,123.43    180       1-Dec-10
3594249    WARREN                      NJ        07060     SFD        7.000        6.750      $3,011.08    180       1-Dec-10
3596729    ANCHORAGE                   AK        99516     SFD        7.250        6.750      $5,933.61    180       1-Jul-10
3596887    WAYLAND                     MA        01778     SFD        7.500        6.750      $3,708.05    180       1-Dec-10
3600353    GLASTONBURY                 CT        06033     SFD        7.125        6.750      $3,424.05    180       1-Aug-10
3601335    SHAWNEE                     OK        74801     SFD        7.625        6.750      $2,206.89    180       1-Feb-11
3601629    RIVERDALE                   NY        10471     SFD        7.375        6.750      $2,989.76    180       1-Jan-11
4447407    MIAMI                       FL        33016     SFD        7.875        6.750        $711.34    180       1-Jan-11
4448080    BROOKLYN                    NY        11204     SFD        7.500        6.750      $5,423.03    180       1-Dec-10
4448988    FAIR HAVEN                  NJ        07704     SFD        6.500        6.280      $2,836.33    180       1-Jan-11
4450230    WASHINGTON TWP              NJ        07675     SFD        7.500        6.750        $850.08    180       1-Oct-10
4450351    CLOVIS                      CA        93611     SFD        8.625        6.750      $2,976.25    180       1-Sep-09
4450413    HORSEHEADS                  NY        14845     SFD        6.750        6.530      $2,237.06    180       1-Dec-10
4451369    NORTH MIAMI BEACH           FL        33160     SFD        7.625        6.750      $4,642.63    180       1-Dec-10
4451681    HONOLULU                    HI        96816     SFD        8.375        6.750      $1,759.37    180       1-Nov-10
4452598    ALPHARETTA                  GA        30202     SFD        7.125        6.750      $2,060.32    180       1-Jan-11
4453384    MONTVILLE                   NJ        07045     SFD        8.250        6.750      $3,880.57    180       1-Oct-10
4453417    WOODBURY                    MN        55125     SFD        6.875        6.655      $2,247.48    180       1-Dec-10
4455768    BOCA RATON                  FL        33498     SFD        8.500        6.750      $2,999.52    180       1-Dec-10
4456674    WINDHAM                     NH        03087     SFD        6.750        6.530      $2,442.36    180       1-Jan-11
4456939    HIGHLAND LAKES              NJ        07422     SFD        8.000        6.750        $856.27    180       1-Sep-10
4457343    DARIEN                      CT        06820     SFD        8.000        6.750      $3,440.35    180       1-Dec-10
4457413    ELLICOTT CITY               MD        21043     SFD        7.000        6.750      $2,049.33    180       1-Nov-10
4457806    MANHASSET                   NY        11030     SFD        7.125        6.750      $3,261.00    180       1-Dec-10
4458155    DENVILLE                    NJ        07834     SFD        7.000        6.750      $3,775.08    180       1-Jan-11
4458735    CHESTER SPRINGS             PA        19425     SFD        6.750        6.530      $3,760.87    180       1-Jan-11
4458956    SAN FRANCISCO               CA        94127     SFD        7.375        6.750      $3,219.73    180       1-Sep-10
4459524    NORTH MIAMI BEACH           FL        33179     SFD        8.500        6.750      $1,585.43    180       1-Oct-10
4459714    EASTON                      CT        06612     SFD        6.875        6.655      $2,229.64    180       1-Dec-10
4459914    YONKERS                     NY        10583     LCO        8.750        6.750      $1,255.56    180       1-Nov-10
4460230    HONOLULU                    HI        96821     SFD        8.125        6.750      $6,257.77    180       1-Nov-10
4460306    KILDEER                     IL        60047     SFD        6.875        6.655      $3,419.37    180       1-Dec-10
4461573    SMITHTOWN                   NY        11787     SFD        7.625        6.750      $1,065.85    180       1-Oct-10
4462224    NORTH HAMPTON               NH        03862     SFD        6.875        6.655      $2,229.64    180       1-Dec-10
4462339    PLEASANTON                  CA        94588     SFD        6.625        6.405      $3,099.32    180       1-Jan-11
4463187    SOUTH HAMILTON              MA        01982     SFD        6.750        6.530      $3,052.94    180       1-Jan-11


                                      212

(i)        (ii)                                         (iii)      (iv)         (v)          (vi)       (vii)      (viii)
- -----      --------------------------- -----     -----  --------   --------     --------     ---------- --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER     CITY                        STATE     CODE   TYPE       RATE         RATE         PAYMENT    MATURITY   DATE
- --------   -----------------------------------------------------   --------     --------     ---------- --------   -----------
4463261    TRUCKEE                     CA        96161     SFD        7.375        6.750      $4,268.45    180       1-Nov-10
4463605    MINEOLA                     NY        11501     SFD        7.875        6.750      $1,623.75    180       1-Dec-10
4463712    LEAVENWORTH                 WA        98826     SFD        7.125        6.750      $2,233.78    180       1-Jan-11
4464156    PORTAGE                     MI        49008     SFD        7.375        6.750      $2,695.38    180       1-Jan-11
4464568    ATLANTIC HIGHLANDS          NJ        07716     SFD        7.250        6.750      $2,419.09    180       1-Nov-10
4464929    DIX HILLS                   NY        11746     SFD        7.500        6.750      $2,692.98    180       1-Dec-10
4464936    HACKENSACK                  NJ        07601     SFD        7.500        6.750      $1,260.74    180       1-Jan-11
4465357    MUKILTEO                    WA        98275     SFD        7.500        6.750      $2,132.13    180       1-Oct-10
4465821    HICKSVILLE                  NY        11801     SFD        7.750        6.750      $1,963.51    180       1-Nov-10
4465826    HAWTHORNE                   NY        10532     SFD        7.125        6.750      $1,277.23    180       1-Dec-10
4465881    FRANKLIN                    TN        37064     SFD        7.125        6.750      $2,445.75    180       1-Nov-10
4466009    SUMMERLAND KEY              FL        33042     SFD        8.250        6.750      $3,541.01    180       1-Nov-10
4466596    COPPELL                     TX        75019     SFD        6.750        6.530      $2,583.94    180       1-Dec-10
4466756    NANTUCKET                   MA        02554     SFD        8.500        6.750      $4,431.33    180       1-Oct-10
4467153    SILVER SPRING               MD        20910     SFD        7.625        6.750      $2,294.23    180       1-Jan-11
4467158    EAST ISLIP                  NY        11730     SFD        7.875        6.750        $787.22    180       1-Dec-10
4467376    GERMANTOWN                  MD        20876     SFD        8.625        6.750      $1,293.68    180       1-Sep-10
4467801    POTOMAC                     MD        20854     PUD        7.000        6.750      $3,190.85    180       1-Jan-11
4468012    WEST ISLIP                  NY        11795     SFD        7.375        6.750      $2,253.82    180       1-Dec-10
4468250    TEMECULA                    CA        92592     SFD        7.875        6.750      $4,283.20    180       1-Dec-10
4468413    MISSION HILLS               KS        66208     SFD        7.625        6.750      $3,546.90    180       1-Nov-10
4468684    HILTON HEAD ISLAND          SC        29928     SFD        7.875        6.750      $3,319.57    180       1-Dec-10
4468965    POMPANO BEACH               FL        33060     SFD        7.625        6.750        $373.66    180       1-Nov-10
4469044    VENICE                      CA        90291     LCO        7.625        6.750      $2,129.82    180       1-Dec-10
4469609    DOUGLASTON                  NY        11363     SFD        7.625        6.750      $2,802.39    180       1-Dec-10
4469684    SANTA BARBARA               CA        93105     SFD        7.750        6.750      $4,461.65    180       1-Jan-11
4469930    BAYSIDE                     NY        11361     SFD        7.500        6.750      $3,283.48    180       1-Dec-10
4469931    MIAMI BEACH                 FL        33140     HCO        7.750        6.750      $3,576.85    180       1-Dec-10
4470213    ANTIOCH                     TN        37013     SFD        7.500        6.750        $556.21    180       1-Nov-10
4470369    SAN JOSE                    CA        95124     SFD        7.875        6.750      $1,877.93    180       1-Nov-10
4470728    RANCHO CUCAMONGA            CA        91730     SFD        7.750        6.750      $2,372.02    180       1-Nov-10
4470905    MIDLOTHIAN                  VA        23113     SFD        6.625        6.405      $2,809.59    180       1-Jan-11
4470998    FORT SALONGA                NY        11768     SFD        8.000        6.750      $3,679.27    180       1-Dec-10
4471411    SPOKANE                     WA        99204     SFD        7.000        6.750      $1,561.27    180      30-Nov-10
4471491    PALM BAY                    FL        32908     SFD        8.875        6.750        $445.53    180       1-Nov-10
4471711    WARWICK                     RI        02886     SFD        8.250        6.750      $1,327.16    180       1-Dec-10
4471874    CORAM                       NY        11727     SFD        7.500        6.750        $876.03    180       1-Nov-10
4472080    ST CLAIR SHORES             MI        48080     SFD        8.625        6.750        $297.63    180       1-Nov-10
4472216    HIALEAH                     FL        33013     SFD        8.625        6.750        $694.46    180       1-Oct-10
4472540    BARDONIA                    NY        10954     LCO        8.500        6.750      $1,102.91    180       1-Dec-10
4472613    LOUISVILLE                  CO        80027     SFD        7.125        6.750      $2,264.58    180       1-Nov-10
4472719    HENDERSON                   NV        89015     SFD        8.750        6.750        $749.59    180       1-Oct-10
4472798    SPOKANE                     WA        99204     SFD        7.375        6.750      $3,219.74    180       1-Jan-11
4472849    LITTLE SILVER               NJ        07739     SFD        7.125        6.750      $2,404.99    180       1-Dec-10
4473055    RIVERSIDE                   CA        92501     SFD        7.250        6.750      $2,027.93    180       1-Dec-10
4473071    SAN JOSE                    CA        95125     SFD        8.250        6.750      $2,010.14    180       1-Dec-10
4473093    BARRINGTON                  IL        60010     SFD        6.500        6.280      $2,613.33    180       1-Feb-11
4473121    BLOOMFIELD HILLS            MI        48302     SFD        7.625        6.750      $5,324.55    180       1-Dec-10
4473176    STAMFORD                    CT        06903     SFD        7.750        6.750      $2,146.11    180       1-Nov-10
4473250    MASPETH QUEENS              NY        11378     SFD        7.750        6.750      $1,317.79    180       1-Nov-10
4473321    NEW YORK                    NY        10001     HCO        7.750        6.750      $2,259.07    180       1-Dec-10
4473327    DOVER TOWNSHIP              NJ        08753     SFD        7.375        6.750      $2,796.57    180       1-Nov-10
4473354    SHAMONG                     NJ        08088     SFD        7.625        6.750        $663.24    180       1-Dec-10
4473370    CLARKSTON                   GA        30021     SFD        8.375        6.750        $547.36    180       1-Oct-10
4473646    NORTHRIDGE                  CA        91326     SFD        7.375        6.750      $2,142.97    180       1-Dec-10
4473740    BROOKLYN                    NY        11204     SFD        8.500        6.750      $1,969.48    180       1-Nov-10
4474063    GARDEN CITY                 NY        11530     SFD        8.250        6.750      $1,406.70    180       1-Nov-10


                                      213

(i)        (ii)                                         (iii)      (iv)         (v)          (vi)       (vii)      (viii)
- -----      --------------------------- -----     -----  --------   --------     --------     ---------- --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER     CITY                        STATE     CODE   TYPE       RATE         RATE         PAYMENT    MATURITY   DATE
- --------   -----------------------------------------------------   --------     --------     ---------- --------   -----------
4474077    PRINCETON                   NJ        08540     SFD        7.625        6.750        $991.58    180       1-Nov-10
4474110    SLATE HILL                  NY        10973     SFD        7.750        6.750      $1,031.64    180       1-Dec-10
4474257    WOODSIDE                    CA        94062     SFD        7.375        6.750      $4,746.81    180       1-Dec-10
4474334    NEEDHAM                     MA        02192     SFD        8.000        6.750      $3,242.53    180       1-Dec-10
4474400    PISCATAWAY                  NJ        08854     LCO        7.750        6.750        $940.33    180       1-Dec-10
4474540    DUNWOODY                    GA        30350     SFD        6.625        6.405      $1,894.72    180       1-Nov-10
4474606    FORT LAUDERDALE             FL        33332     PUD        8.125        6.750      $3,562.67    180       1-Dec-10
4474779    TRABUCO CANYON              CA        92679     SFD        7.375        6.750      $2,334.77    180       1-Dec-10
4474932    DESTIN                      FL        32541     THS        7.625        6.750      $2,652.93    180       1-Nov-10
4474977    RANCHO PALOS VERDES         CA        90275     SFD        6.375        6.155      $4,321.26    180       1-Jan-11
4475134    SEVIERVILLE                 TN        37862     SFD        8.250        6.750        $911.94    180       1-Nov-10
4475181    SARATOGA                    CA        95070     SFD        7.375        6.750      $3,679.70    180       1-Nov-10
4475208    SEAFORD                     NY        11783     SFD        8.000        6.750      $1,567.27    180       1-Dec-10
4475227    CHAPPAQUA                   NY        10514     SFD        7.375        6.750      $4,231.65    180       1-Dec-10
4475272    NAPLES                      FL        33963     SFD        7.250        6.750      $3,432.37    180       1-Feb-11
4475495    SAN FRANCISCO               CA        94133     SFD        7.375        6.750      $3,543.09    180       1-Dec-10
4475656    LONGMONT                    CO        80503     SFD        7.375        6.750      $3,078.53    180       1-Jan-11
4475849    LOS ANGELES                 CA        91304     SFD        7.750        6.750      $2,146.11    180       1-Oct-10
4476207    LOUISVILLE                  KY        40207     SFD        8.500        6.750        $590.85    180       1-Nov-10
4476272    RANCHO SANTA FE             CA        92067     SFD        7.375        6.750      $3,633.70    180       1-Dec-10
4476353    ALBUQUERQUE                 NM        87111     SFD        7.500        6.750      $2,862.62    180       1-Nov-10
4476556    TORRANCE                    CA        90503     SFD        6.750        6.530      $2,527.31    180       1-Feb-11
4476642    HONOLULU                    HI        96814     HCO        7.750        6.750      $4,574.61    180       1-Dec-10
4476701    MOUNT SINAI                 NY        11766     PUD        8.000        6.750      $1,529.04    180       1-Jan-11
4476839    ANAHEIM                     CA        92808     SFD        7.875        6.750      $2,437.52    180       1-Nov-10
4476840    SALINAS                     CA        93908     SFD        6.875        6.655      $1,937.11    180       1-Jan-11
4476884    ROSLYN                      NY        11576     SFD        7.000        6.750      $1,825.97    180       1-Jan-11
4476904    SARASOTA                    FL        34242     HCO        8.375        6.750      $1,515.02    180       1-Nov-10
4476909    AVON                        NC        27915     PUD        8.500        6.750        $905.97    180       1-Nov-10
4476934    WINSTON                     OR        97496     SFD        7.250        6.750      $1,551.87    180       1-Dec-10
4476937    TERRY                       MS        39170     SFD        7.375        6.750        $471.47    180       1-Nov-10
4477142    BOXFORD                     MA        01921     SFD        7.875        6.750      $1,612.37    180       1-Nov-10
4477186    NORCROSS                    GA        30093     SFD        8.500        6.750        $679.48    180       1-Oct-10
4477300    MESA                        AZ        85205     SFD        8.750        6.750        $655.64    180       1-Nov-10
4477517    MOUNTAIN VIEW               CA        94040     SFD        7.125        6.750      $2,083.42    180       1-Jan-11
4477621    BLUFFTON                    SC        29910     SFD        7.500        6.750      $4,324.52    180       1-Jan-11
4477662    PINE BEACH                  NJ        08741     SFD        7.750        6.750      $2,124.46    180       1-Dec-10
4477707    DIX HILLS                   NY        11746     SFD        7.375        6.750      $2,506.34    180       1-Dec-10
4477878    PALM DESERT                 CA        92211     LCO        8.500        6.750      $1,092.57    180       1-Oct-10
4477968    EDGEWATER                   MD        21037     SFD        6.875        6.655      $2,363.42    180       1-Dec-10
4478000    FLEMINGTON                  NJ        08822     SFD        7.625        6.750      $1,401.20    180       1-Dec-10
4478204    PARAMUS                     NJ        07652     SFD        8.250        6.750      $2,764.90    180       1-Dec-10
4478266    INCLINE VILLAGE             NV        89450     SFD        7.000        6.750      $2,243.48    180       1-Jan-11
4478323    SAN RAFAEL                  CA        94901     SFD        8.250        6.750      $2,910.43    180       1-Nov-10
4478390    SARASOTA                    FL        34236     SFD        8.500        6.750        $392.92    180       1-Nov-10
4478503    KENT                        WA        98042     SFD        7.375        6.750      $2,281.41    180       1-Dec-10
4478525    WYCKOFF                     NJ        07481     SFD        7.500        6.750      $3,986.16    180       1-Dec-10
4478558    MANHATTAN BEACH             CA        90266     SFD        7.250        6.750      $3,834.03    180       1-Jan-11
4478587    WEST HARTFORD               CT        06119     SFD        7.625        6.750        $893.97    180       1-Dec-10


                                      214

(i)        (ii)                                         (iii)      (iv)         (v)          (vi)       (vii)      (viii)
- -----      --------------------------- -----     -----  --------   --------     --------     ---------- --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER     CITY                        STATE     CODE   TYPE       RATE         RATE         PAYMENT    MATURITY   DATE
- --------   -----------------------------------------------------   --------     --------     ---------- --------   -----------
4478628    PROVO                       UT        84604     SFD        7.500        6.750      $3,708.05    180       1-Dec-10
4478836    CARNATION                   WA        98014     SFD        7.750        6.750        $753.02    180       1-Nov-10
4478883    LINCOLN                     MA        01773     SFD        7.375        6.750      $3,771.69    180       1-Jan-11
4478934    NORTH MASSAPEQUA            NY        11758     SFD        8.375        6.750        $488.72    180       1-Dec-10
4479004    OKLAHOMA CITY               OK        73116     SFD        7.875        6.750      $2,821.64    180       1-Nov-10
4479008    NEW YORK                    NY        10021     HCO        7.875        6.750      $2,631.95    180       1-Dec-10
4479086    MIAMI                       FL        33178     SFD        8.000        6.750      $1,538.60    180       1-Nov-10
4479143    GREECE                      NY        14626     SFD        8.250        6.750      $1,067.16    180       1-Dec-10
4479218    REDWOOD CITY                CA        94065     SFD        6.875        6.655      $2,485.60    180       1-Dec-10
4479238    CHARLOTTE                   NC        28226     SFD        7.500        6.750      $2,265.16    180       1-Nov-10
4479242    CORONADO                    CA        92118     SFD        7.125        6.750      $4,340.29    180       1-Jan-11
4479262    BAYSIDE                     NY        11360     SFD        7.500        6.750      $2,729.13    180       1-Dec-10
4479394    LONG BEACH                  CA        90805     SFD        7.875        6.750        $901.03    180       1-Oct-10
4479616    GURNEE                      IL        60031     SFD        6.875        6.655      $2,586.38    180       1-Dec-10
4479631    RYE                         NY        10580     SFD        7.125        6.750      $3,849.79    180       1-Jan-11
4479662    SACRAMENTO                  CA        95831     SFD        7.500        6.750      $2,706.88    180       1-Jan-11
4479674    LAKE WORTH                  FL        33467     SFD        7.500        6.750      $2,227.15    180       1-Jan-11
4479711    PREBLE                      NY        13141     SFD        7.500        6.750        $787.97    180       1-Dec-10
4479775    YUCAIPA                     CA        92399     SFD        7.375        6.750      $3,171.90    180       1-Dec-10
4479798    PITTSFORD                   NY        14534     SFD        6.625        6.405      $2,985.18    180       1-Dec-10
4479826    SISTERS                     OR        97759     SFD        7.500        6.750      $2,855.20    180       1-Nov-10
4479895    TOMS RIVER                  NJ        08753     SFD        7.375        6.750        $919.93    180       1-Jan-11
4479900    DURANGO                     CO        81301     SFD        7.500        6.750      $2,545.58    180       1-Jan-11
4479947    GROSSE POINTE FARMS         MI        48236     SFD        7.500        6.750      $2,895.99    180       1-Dec-10
4479958    MENDHAM                     NJ        07945     SFD        7.250        6.750      $2,902.91    180       1-Jan-11
4480060    SAN JOSE                    CA        95125     SFD        7.875        6.750        $863.09    180       1-Dec-10
4480070    LOS ANGELES                 CA        90077     LCO        8.000        6.750      $2,790.50    180       1-Nov-10
4480080    MANALAPAN                   NJ        07726     SFD        7.125        6.750      $2,989.25    180       1-Jan-11
4480095    SOMERS                      NY        10589     SFD        7.000        6.750      $2,653.35    180       1-Dec-10
4480288    NORFOLK                     VA        23517     SFD        7.375        6.750      $2,649.38    180       1-Jan-11
4480435    CHESTERLAND                 OH        44026     SFD        6.875        6.655      $3,959.84    180       1-Dec-10
4480436    CARMEL                      CA        93921     SFD        8.375        6.750      $4,457.06    180       1-Nov-10
4480470    NORTH MIAMI BEACH           FL        33160     LCO        7.750        6.750        $317.69    180       1-Nov-10
4480528    FAYETTEVILLE                NC        28314     SFD        7.500        6.750        $423.65    180       1-Jan-11
4480541    DIMONDALE                   MI        48821     SFD        7.625        6.750      $2,045.75    180       1-Jan-11
4480558    MALVERN                     PA        19355     SFD        6.750        6.530      $4,548.44    180       1-Jan-11
4480581    ORINDA                      CA        94563     SFD        8.000        6.750        $621.18    180       1-Dec-10
4480589    WAPPINGERS FALLS            NY        12590     SFD        6.750        6.530      $1,946.81    180       1-Dec-10
4480614    SAVANNAH                    GA        31411     SFD        6.875        6.655      $3,130.41    180       1-Jan-11
4480634    BRENTWOOD                   CA        94513     SFD        6.875        6.655      $2,065.54    180       1-Dec-10
4480655    RAHWAY                      NJ        07065     SFD        7.875        6.750        $379.38    180       1-Nov-10
4480695    DOWNINGTOWN                 PA        19335     SFD        6.875        6.655      $2,461.52    180       1-Jan-11
4480725    CAMPBELL                    CA        95008     SFD        7.250        6.750      $2,409.96    180       1-Dec-10
4480766    SMYRNA                      GA        30080     SFD        7.250        6.750      $2,299.51    180       1-Dec-10
4480826    BRIDGEHAMPTON               NY        11932     SFD        7.000        6.750      $3,741.38    180       1-Dec-10
4480874    MAITLAND                    FL        32751     SFD        8.375        6.750      $2,233.42    180       1-Dec-10
4480938    HOUSTON                     TX        77057     SFD        7.625        6.750      $2,639.86    180       1-Dec-10
4481034    RALEIGH                     NC        27615     SFD        7.000        6.750      $4,134.62    180       1-Dec-10
4481102    SALT LAKE CITY              UT        84124     SFD        7.625        6.750      $3,269.45    180       1-Jan-11
4481110    APTOS                       CA        95003     SFD        6.625        6.405      $1,931.59    180       1-Dec-10
4481177    NORTH ANDOVER               MA        01845     SFD        7.250        6.750      $2,966.81    180       1-Jan-11
4481212    MYRTLE BEACH                SC        29572     SFD        7.750        6.750      $2,447.32    180       1-Nov-10
4481239    KILL DEVIL HILLS            NC        27948     LCO        7.750        6.750        $800.09    180       1-Jan-11
4481284    PLANO                       TX        75025     SFD        7.250        6.750      $2,117.85    180       1-Dec-10
4481308    HOHENWALD                   TN        38462     SFD        8.000        6.750        $573.40    180       1-Nov-10
4481330    SAN ANTONIO                 TX        78209     SFD        8.125        6.750      $2,201.15    180       1-Dec-10
4481358    WILLIAMSTOWN                MA        01267     SFD        7.375        6.750      $3,794.69    180       1-Jan-11
4481400    BRIDGEWATER                 NJ        08807     SFD        7.125        6.750      $2,762.79    180       1-Jan-11


                                      215

(i)        (ii)                                         (iii)      (iv)         (v)          (vi)       (vii)      (viii)
- -----      --------------------------- -----     -----  --------   --------     --------     ---------- --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER     CITY                        STATE     CODE   TYPE       RATE         RATE         PAYMENT    MATURITY   DATE
- --------   -----------------------------------------------------   --------     --------     ---------- --------   -----------
4481531    HOUSTON                     TX        77041     SFD        7.000        6.750      $2,876.26    180       1-Dec-10
4481536    FREDERICKSBURG              TX        78624     SFD        8.375        6.750        $797.58    180       1-Nov-10
4481633    DANVILLE                    CA        94526     SFD        7.375        6.750      $2,436.88    180       1-Dec-10
4481664    LEXINGTON                   KY        40502     SFD        7.250        6.750      $2,647.31    180       1-Jan-11
4481686    SAN JOSE                    CA        95135     SFD        8.250        6.750      $2,496.66    180       1-Nov-10
4481708    HOLMDEL                     NJ        07733     SFD        7.125        6.750      $2,500.10    180       1-Jan-11
4481723    PALATINE                    IL        60067     SFD        7.500        6.750      $3,198.20    180       1-Jan-11
4481778    LOS GATOS                   CA        95030     SFD        7.875        6.750      $2,608.24    180       1-Dec-10
4481779    LOS ALTOS                   CA        94024     SFD        7.500        6.750      $3,708.05    180       1-Dec-10
4481854    ARLINGTON HGHTS             IL        60004     SFD        7.875        6.750      $2,371.12    180       1-Nov-10
4481889    SOUTHLAKE                   TX        76092     SFD        7.000        6.750      $2,471.78    180       1-Jan-11
4481955    DELRAY BEACH                FL        33446     SFD        7.750        6.750      $5,930.04    180       1-Jan-11
4481980    LITTLE SILVER               NJ        07739     SFD        7.000        6.750      $2,606.61    180       1-Jan-11
4481982    CANANDAIGUA                 NY        14424     SFD        7.375        6.750      $2,333.85    180       1-Jan-11
4482006    LAKE ALMANOR                CA        96137     SFD        8.000        6.750      $3,344.79    180       1-Nov-10
4482041    JACKSON                     NJ        08527     LCO        7.125        6.750        $496.40    180       1-Dec-10
4482049    TAHOE CITY                  CA        96145     SFD        8.125        6.750      $3,658.96    180       1-Nov-10
4482202    ROANOKE                     IN        46753     SFD        7.250        6.750      $3,651.46    180       1-Jan-11
4482223    NAPLES                      FL        33964     SFD        7.875        6.750        $682.88    180       1-Dec-10
4482255    MALBA                       NY        11357     SFD        7.250        6.750      $2,875.52    180       1-Dec-10
4482273    BOXFORD                     MA        01921     SFD        6.750        6.530      $3,097.19    180       1-Dec-10
4482284    FALLS CHURCH                VA        22041     SFD        7.500        6.750      $2,164.58    180       1-Nov-10
4482301    SAN JOSE                    CA        95123     SFD        7.500        6.750      $2,122.86    180       1-Jan-11
4482327    TARZANA                     CA        91356     SFD        7.250        6.750      $3,554.69    180       1-Dec-10
4482484    CARY                        NC        27511     SFD        7.000        6.750      $2,768.40    180       1-Dec-10
4482518    SONOMA                      CA        95476     SFD        7.875        6.750      $4,694.83    180       1-Nov-10
4482583    COLLEYVILLE                 TX        76034     SFD        7.000        6.750      $2,068.21    180       1-Jan-11
4482751    NEW HYDE PARK               NY        11040     SFD        7.250        6.750      $1,606.64    180       1-Dec-10
4482883    DANA POINT                  CA        92629     SFD        7.500        6.750      $2,706.88    180       1-Dec-10
4483062    NAPLES                      FL        33940     SFD        7.750        6.750      $3,670.98    180       1-Dec-10
4483095    INDIAN WELLS                CA        92210     SFD        8.250        6.750      $1,154.47    180       1-Nov-10
4483102    WESTPORT                    CT        06880     SFD        7.250        6.750      $4,637.35    180       1-Jan-11
4483251    BURLESON                    TX        76028     SFD        7.250        6.750        $444.57    180       1-Jan-11
4483275    WILTON                      CT        06897     SFD        7.375        6.750      $2,250.14    180       1-Dec-10
4483285    MIAMI BEACH                 FL        33160     HCO        8.250        6.750        $970.15    180       1-Dec-10
4483313    LENOIR CITY                 TN        37772     SFD        7.875        6.750      $2,503.91    180       1-Oct-10
4483319    SAN DIEGO                   CA        92109     SFD        8.375        6.750      $3,225.51    180       1-Nov-10
4483329    PALO ALTO                   CA        94301     SFD        7.750        6.750      $5,755.90    180       1-Dec-10
4483346    SAN ANTONIO                 TX        78248     SFD        7.500        6.750      $2,155.30    180       1-Dec-10
4483378    KINGS POINT                 NY        11024     SFD        7.250        6.750      $3,651.46    180       1-Jan-11
4483426    NISKAYUNA                   NY        12309     SFD        7.250        6.750      $2,254.78    180       1-Jan-11
4483447    GREENWICH                   CT        06830     SFD        7.250        6.750      $3,929.88    180       1-Jan-11
4483463    LONG BEACH                  CA        90803     SFD        7.500        6.750      $2,059.83    180       1-Jan-11
4483469    GUILFORD                    CT        06437     SFD        7.125        6.750      $2,119.65    180       1-Jan-11
4483499    MIDDLETOWN                  NJ        07716     SFD        7.375        6.750      $2,125.03    180       1-Jan-11
4483716    ATLANTA                     GA        30309     HCO        7.750        6.750        $680.46    120       1-Nov-05
4483738    SHERMAN OAKS                CA        91423     SFD        7.625        6.750      $2,419.40    180       1-Dec-10
4483811    STATEN ISLAND               NY        10304     SFD        7.375        6.750      $3,679.70    180       1-Jan-11
4483826    PHILADELPHIA                PA        19128     SFD        8.250        6.750        $291.05    180       1-Dec-10
4483879    FARMINGTON                  UT        84025     SFD        8.000        6.750      $3,153.66    180       1-Nov-10
4484130    UNION CITY                  CA        94587     SFD        7.000        6.750      $2,416.06    180       1-Dec-10
4484166    LAFAYETTE                   CA        94549     SFD        7.250        6.750      $3,514.53    180       1-Jan-11
4484228    SAN RAMON                   CA        94583     SFD        6.875        6.655      $1,997.76    180       1-Jan-11
4484234    CARMEL                      IN        46033     SFD        6.875        6.655      $3,210.68    180       1-Dec-10
4484292    RANCHO MIRAGE               CA        92270     LCO        7.750        6.750      $2,635.58    180       1-Nov-10
4484445    BEVERLY HILLS               CA        90212     LCO        8.000        6.750      $4,013.74    180       1-Dec-10
4484543    GREAT RIVER                 NY        11739     SFD        7.250        6.750      $2,203.66    180       1-Jan-11
4484642    PORT ARTHUR                 TX        77642     SFD        7.875        6.750      $4,438.75    180       1-Oct-10


                                      216

(i)        (ii)                                         (iii)      (iv)         (v)          (vi)       (vii)      (viii)
- -----      --------------------------- -----     -----  --------   --------     --------     ---------- --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER     CITY                        STATE     CODE   TYPE       RATE         RATE         PAYMENT    MATURITY   DATE
- --------   -----------------------------------------------------   --------     --------     ---------- --------   -----------
4484662    LONG BEACH                  CA        90807     SFD        7.750        6.750      $2,018.10    180       1-Oct-10
4484665    SALINAS                     CA        93908     SFD        7.750        6.750      $2,823.83    180       1-Nov-10
4484672    LITTLETON                   CO        80124     SFD        7.500        6.750      $2,688.34    180       1-Sep-10
4484676    LAS VEGAS                   NV        89128     SFD        8.000        6.750      $2,458.42    180       1-Aug-10
4484680    HILLSBOROUGH                CA        94010     SFD        7.625        6.750      $3,082.63    180       1-Nov-10
4484683    NORTHRIDGE                  CA        91324     SFD        7.500        6.750      $5,562.08    180       1-Oct-10
4484687    SCOTTSDALE                  AZ        85259     SFD        7.125        6.750      $2,708.44    180       1-Jul-10
4484704    SAN RAFAEL                  CA        94901     PUD        7.875        6.750      $2,531.42    180       1-Dec-10
4484790    SUMMIT                      NJ        07901     SFD        6.500        6.280      $2,831.10    180       1-Jan-11
4484832    HOUSTON                     TX        77099     SFD        7.750        6.750        $466.88    180       1-Jan-11
4484908    WEST LAKELAND               MN        55042     SFD        6.625        6.405      $2,282.79    180       1-Dec-10
4484909    RICHMOND                    CA        94805     SFD        8.000        6.750      $1,490.82    180       1-Dec-10
4484952    TRABUCO CANYON              CA        92679     SFD        7.250        6.750      $2,583.41    180       1-Jan-11
4484956    NORTHPORT                   NY        11768     SFD        8.750        6.750      $2,638.55    180       1-Dec-10
4484997    WAYLAND                     MA        01778     SFD        7.500        6.750      $4,449.66    180       1-Jan-11
4484998    LUDLOW                      VT        05149     LCO        8.375        6.750      $2,287.18    180       1-Jan-11
4485093    BARTLETT                    IL        60103     SFD        7.250        6.750      $2,738.59    180       1-Jan-11
4485106    VERO BEACH                  FL        32963     SFD        6.875        6.655      $3,140.67    180       1-Dec-10
4485185    SAN CLEMENTE                CA        92672     SFD        6.875        6.655      $3,603.10    180       1-Feb-11
4485252    STAMFORD                    CT        06902     SFD        7.125        6.750      $2,162.22    180       1-Jan-11
4485268    SAN JOSE                    CA        95120     SFD        6.875        6.655      $2,363.42    180       1-Jan-11
4485300    SAN RAFAEL                  CA        94901     SFD        7.250        6.750      $2,362.04    180       1-Dec-10
4485482    VIENNA                      VA        22182     SFD        6.750        6.530      $2,477.75    180       1-Nov-10
4485484    FRAMINGHAM                  MA        01701     SFD        7.875        6.750      $2,339.83    180       1-Dec-10
4485499    CLIO                        CA        96106     SFD        7.875        6.750      $2,281.02    180       1-Dec-10
4485510    SCOTTSDALE                  AZ        85259     SFD        7.250        6.750      $2,756.85    180       1-Jan-11
4485536    REDONDO BEACH               CA        90277     LCO        7.375        6.750      $2,667.78    180       1-Dec-10
4485564    HAMPTON                     VA        23664     LCO        6.750        6.530      $1,982.20    180       1-Nov-10
4485579    KILL DEVIL HILLS            NC        27948     SFD        7.375        6.750        $846.33    180       1-Jan-11
4485593    ROME                        GA        30165     SFD        7.625        6.750      $2,055.09    180       1-Dec-10
4485663    CHESAPEAKE                  VA        23320     SFD        7.500        6.750      $2,085.78    180       1-Dec-10
4485668    NORTH MIAMI                 FL        33181     SFD        8.000        6.750      $2,389.14    180       1-Dec-10
4485774    MCLEAN                      VA        22101     SFD        6.875        6.655      $3,824.28    180       1-Dec-10
4485832    JACKSON                     MS        39211     SFD        8.125        6.750      $4,718.13    180       1-Dec-10
4485889    JOPPA                       MD        21085     SFD        8.375        6.750      $1,071.26    180       1-Nov-10
4485966    RIDGEFIELD                  CT        06877     SFD        7.250        6.750      $2,293.57    180       1-Jan-11
4485981    MILLER PLACE                NY        11764     SFD        8.125        6.750      $2,416.84    180       1-Nov-10
4486026    LAS VEGAS                   NV        89113     SFD        7.750        6.750      $3,765.11    180       1-Oct-10
4486077    CHICAGO                     IL        60614     THS        7.250        6.750      $2,870.05    180       1-Jan-11
4486220    CORAL GABLES                FL        33134     SFD        7.500        6.750      $3,930.54    180       1-Feb-11
4486237    FISHERS                     IN        46038     SFD        7.125        6.750      $2,049.90    180       1-Jan-11
4486253    SHARON                      CT        06069     SFD        8.000        6.750      $1,146.79    180       1-Jan-11
4486270    KEYSTONE                    CO        80435     SFD        7.250        6.750      $3,802.99    180       1-Feb-11
4486304    GROTON                      CT        06340     SFD        7.125        6.750      $2,237.41    180       1-Dec-10
4486352    BRYN MAWR                   PA        19010     SFD        7.375        6.750      $2,952.96    180       1-Dec-10
4486358    FUQUAY-VARINA               NC        27526     SFD        6.875        6.655      $2,342.01    180       1-Jan-11
4486374    MODESTO                     CA        95356     SFD        7.250        6.750      $3,879.67    180       1-Feb-11
4486416    PLANO                       TX        75093     SFD        7.000        6.750      $2,070.01    180       1-Jan-11
4486431    BELLAIRE                    TX        77401     SFD        7.250        6.750      $2,282.16    180       1-Dec-10
4486452    VENETIA                     PA        15367     SFD        6.250        6.030      $2,054.39    180       1-Dec-10
4486507    PASADENA                    MD        21122     SFD        7.500        6.750        $876.96    180       1-Jan-11
4486508    BASKING RIDGE               NJ        07920     SFD        7.125        6.750      $3,170.41    180       1-Feb-11
4486539    ROSLYN ESTATES              NY        11576     SFD        7.250        6.750      $3,468.88    180       1-Feb-11
4486569    SACRAMENTO                  CA        95864     SFD        6.875        6.655      $3,317.70    180       1-Jan-11
4486626    ARCADIA                     CA        91006     SFD        7.000        6.750      $2,795.36    180       1-Jan-11
4486668    COLLEYVILLE                 TX        76051     SFD        7.375        6.750      $2,564.75    180       1-Nov-10
4486727    JOPLIN                      MO        64804     SFD        7.125        6.750      $1,132.29    180       1-Feb-11
4486770    TAMPA                       FL        33615     SFD        7.875        6.750      $1,043.30    180       1-Jan-11


                                      217

(i)        (ii)                                         (iii)      (iv)         (v)          (vi)       (vii)      (viii)
- -----      --------------------------- -----     -----  --------   --------     --------     ---------- --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER     CITY                        STATE     CODE   TYPE       RATE         RATE         PAYMENT    MATURITY   DATE
- --------   -----------------------------------------------------   --------     --------     ---------- --------   -----------
4486782    ORLANDO                     FL        32827     SFD        8.000        6.750      $2,866.96    180       1-Dec-10
4486796    RICHBORO                    PA        18954     SFD        6.750        6.530      $2,637.04    180       1-Jan-11
4486801    YORKTOWN                    IN        47396     SFD        6.625        6.405      $2,265.23    180       1-Feb-11
4486823    NEW YORK                    NY        10028     HCO        7.500        6.750      $3,939.81    180       1-Feb-11
4486886    LAWRENCE                    NY        11559     SFD        7.375        6.750      $2,759.77    180       1-Jan-11
4486889    REDLANDS                    CA        92373     SFD        7.625        6.750      $2,452.10    180       1-Jan-11
4486997    OLIVEHAIN                   CA        92024     SFD        6.750        6.530      $1,946.81    180       1-Jan-11
4487035    IRONIA                      NJ        07845     SFD        6.750        6.530      $2,477.75    180       1-Jan-11
4487083    OMAHA                       NE        68124     SFD        6.750        6.530      $3,539.64    180       1-Jan-11
4487139    LOS GATOS                   CA        95030     SFD        6.750        6.530      $3,451.15    180       1-Jan-11
4487191    DUNWOODY                    GA        30350     SFD        7.625        6.750      $2,832.29    180       1-Nov-10
4487289    ROSLYN HEIGHTS              NY        11577     SFD        8.000        6.750        $764.53    180       1-Jan-11
4487305    YORBA LINDA                 CA        92686     SFD        7.000        6.750      $2,876.26    180       1-Feb-11
4487387    ALLENTOWN                   PA        18103     SFD        6.625        6.405        $439.00    180       1-Jan-11
4487436    BOULDER                     CO        80301     SFD        8.250        6.750      $2,439.91    180       1-Dec-10
4487485    LAKE OSWEGO                 OR        97034     SFD        7.125        6.750      $3,133.73    180       1-Jan-11
4487579    BERTHOUD                    CO        80513     SFD        7.875        6.750      $2,027.79    180       1-Dec-10
4487687    WESTON                      MA        02193     SFD        7.375        6.750      $5,381.56    180       1-Jan-11
4487780    NANTUCKET                   MA        02554     SFD        7.375        6.750      $4,158.06    180       1-Jan-11
4487926    PRINEVILLE                  OR        97754     SFD        7.875        6.750      $1,052.31    180       1-Jan-11
4487950    BAY SHORE                   NY        11706     SFD        7.750        6.750      $1,106.95    180       1-Jan-11
4487980    COMMERCE TOWNSHIP           MI        48382     LCO        7.125        6.750      $2,256.43    180       1-Jan-11
4488093    OAKLEY                      CA        94561     SFD        7.250        6.750      $2,184.49    180       1-Jan-11
4488134    NEWTON CENTER               MA        02159     SFD        8.000        6.750      $3,392.57    180       1-Jan-11
4488136    EAST QUOGUE                 NY        11942     SFD        8.375        6.750      $3,592.05    180       1-Jan-11
4488141    SANTA MONICA                CA        90403     SFD        7.500        6.750      $2,966.44    180       1-Dec-10
4488200    WESTPORT                    CT        06880     SFD        7.250        6.750      $5,796.68    180       1-Jan-11
4488213    FORT SALONGA                NY        11768     SFD        6.750        6.530      $2,654.73    180       1-Feb-11
4488228    LOS ANGELES                 CA        90020     SFD        7.000        6.750      $3,145.90    180       1-Jan-11
4488284    HARVEY CEDARS               NJ        08008     SFD        7.500        6.750      $2,294.36    180       1-Feb-11
4488286    SAN ANTONIO                 TX        78216     SFD        7.500        6.750      $2,897.85    180       1-Jan-11
4488327    MANHATTAN BEACH             CA        90266     SFD        7.250        6.750      $4,409.13    180       1-Jan-11
4488380    THORNBURY                   PA        19380     SFD        6.625        6.405      $4,302.17    180       1-Feb-11
4488395    RIDGEFIELD                  CT        06877     SFD        7.375        6.750      $2,557.39    180       1-Jan-11
4488491    AUSTIN                      TX        78750     SFD        7.375        6.750      $2,111.23    180       1-Jan-11
4488532    MARBLEHEAD                  MA        01945     SFD        7.500        6.750      $2,632.72    180       1-Jan-11
4488546    FALLS CHURCH                VA        22044     HCO        7.000        6.750        $449.42    180       1-Dec-10
4488852    CHINO HILLS                 CA        91709     SFD        7.125        6.750      $1,935.31    180       1-Jan-11
4488884    HENDERSONVILLE              TN        37075     SFD        7.375        6.750      $2,299.81    180       1-Dec-10
4488922    BETHESDA                    MD        20817     SFD        7.375        6.750      $3,683.38    180       1-Jan-11
4488956    ORANGE CITY                 FL        32763     SFD        7.250        6.750        $319.51    180       1-Jan-11
4488971    BERNARDSVILLE               NJ        07924     SFD        7.000        6.750      $5,392.97    180       1-Feb-11
4489038    HOUSTON                     TX        77024     SFD        7.625        6.750      $6,071.85    180       1-Jan-11
4489121    PORTLAND                    OR        97221     SFD        7.750        6.750      $2,294.36    180       1-Dec-10
4489247    HOUSTON                     TX        77036     SFD        8.000        6.750        $611.62    180       1-Jan-11
4489281    LINCOLNSHIRE                IL        60069     SFD        7.375        6.750      $3,449.72    180       1-Jan-11
4489396    BARRINGTON                  NH        03825     SFD        7.875        6.750      $1,297.96    180       1-Feb-11
4489540    SAVANNAH                    GA        31410     SFD        7.500        6.750      $4,635.06    180       1-Aug-10
4489567    ALAMEDA                     CA        94502     SFD        7.500        6.750      $1,561.09    180       1-Dec-10
4489573    LOS GATOS                   CA        95032     SFD        7.000        6.750      $3,733.74    180       1-Feb-11
4489595    KATONAH                     NY        10536     SFD        7.750        6.750      $2,252.01    180       1-Jan-11
4489604    RYE                         NY        10580     SFD        7.500        6.750      $3,775.26    180       1-Sep-10
4489627    CHEVY CHASE                 MD        20815     SFD        7.125        6.750      $3,623.33    180       1-Dec-10
4489645    LUBBOCK                     TX        79424     SFD        7.375        6.750      $2,796.57    180       1-Feb-11
4489733    SANTA BARBARA               CA        93108     SFD        7.375        6.750      $7,612.37    180       1-Jan-11
4489771    NORTH EASTON                MA        02356     SFD        7.375        6.750      $2,130.09    180       1-Feb-11
4489772    HOUSTON                     TX        77079     SFD        7.750        6.750      $1,521.11    180       1-Jan-11
4489774    LOS ANGELES                 CA        90024     HCO        7.500        6.750      $4,243.40    180       1-Jan-11


                                      218

(i)        (ii)                                         (iii)      (iv)         (v)          (vi)       (vii)      (viii)
- -----      --------------------------- -----     -----  --------   --------     --------     ---------- --------   ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE     MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                             ZIP    PROPERTY   INTEREST     INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER     CITY                        STATE     CODE   TYPE       RATE         RATE         PAYMENT    MATURITY   DATE
- --------   -----------------------------------------------------   --------     --------     ---------- --------   -----------
4490099    HUGHSON                     CA        95326     SFD        7.750        6.750        $800.09    180       1-Dec-10
4490203    HILLSBOROUGH                CA        94010     SFD        7.250        6.750      $2,282.16    180       1-Jan-11
4490401    BOONEVILLE                  MS        38829     SFD        7.125        6.750      $2,441.22    180       1-Feb-11
4490485    SKOKIE                      IL        60676     SFD        7.250        6.750      $1,369.30    180       1-Feb-11
4490487    PLANO                       TX        75024     SFD        7.375        6.750      $1,977.84    180       1-Feb-11
4490903    DENVER                      CO        80220     SFD        7.000        6.750      $5,392.97    180       1-Feb-11
4491007    NEWHALL                     CA        91321     SFD        7.875        6.750      $3,857.82    180       1-Jan-11
4491088    EMERYVILLE                  CA        94608     SFD        7.625        6.750        $934.13    180       1-Jan-11
4491216    ANAHEIM                     CA        92804     SFD        8.000        6.750      $1,223.23    180       1-Jan-11
4491377    LOS ANGELES                 CA        90067     LCO        7.375        6.750      $3,472.72    180       1-Jan-11
4491479    HOUSTON                     TX        77005     SFD        7.500        6.750      $2,363.88    180       1-Dec-10
4491502    HOUSTON                     TX        77024     SFD        7.875        6.750      $2,274.38    180       1-Dec-10
4491679    WILLISTON                   VT        05495     SFD        7.000        6.750      $2,085.29    180       1-Feb-11
4491761    PARK CITY                   UT        84060     SFD        7.375        6.750      $2,281.41    180       1-Feb-11
4491831    LONGWOOD                    FL        32750     SFD        7.375        6.750      $1,212.00    180       1-Jan-11
4491848    SPARTA                      NJ        07871     SFD        7.625        6.750      $1,401.20    180       1-Jan-11
4492037    INDIAN WELLS                CA        92210     SFD        7.500        6.750      $4,797.29    180       1-Jan-11
4492094    PARK CITY                   UT        84060     LCO        8.000        6.750      $2,217.12    180       1-Dec-10
4492175    LADUE                       MO        63124     SFD        7.125        6.750      $2,038.13    180       1-Feb-11
4492207    FREEHOLD                    NJ        07728     SFD        7.625        6.750      $1,578.68    180       1-Feb-11
4492235    CINCINNATI                  OH        45243     SFD        8.000        6.750      $4,625.36    180       1-Dec-10
4492430    TUSTIN                      CA        92680     LCO        7.500        6.750      $1,277.43    180       1-Jan-11
4492556    SAYVILLE                    NY        11782     SFD        7.500        6.750        $927.02    180       1-Feb-11
4492558    MARCO ISLAND                FL        33937     HCO        7.875        6.750      $1,422.68    180       1-Jan-11
4492595    PHOENIX                     AZ        85048     SFD        8.000        6.750        $955.65    180       1-Dec-10
4492730    BOCA RATON                  FL        33433     LCO        7.875        6.750        $725.57    180       1-Feb-11
4492817    FLUSHING                    NY        11367     SFD        7.625        6.750      $2,204.55    180       1-Feb-11
4492972    RIDGEFIELD                  CT        06877     SFD        6.875        6.655      $1,935.33    180       1-Feb-11
4493305    MIAMI                       FL        33157     SFD        7.750        6.750        $494.17    180       1-Jan-11
4493852    MONKTON                     MD        21111     SFD        7.625        6.750      $4,437.12    180       1-Dec-10
4493864    BROOKLYN                    NY        11214     SFD        7.750        6.750      $2,090.58    180       1-Feb-11
4493886    GARDEN CITY                 NY        11530     SFD        7.125        6.750      $4,529.16    180       1-Feb-11
4494634    WHITTIER                    CA        90601     SFD        7.750        6.750      $2,244.95    180       1-Jan-11
4494700    BERKELEY HEIGHTS            NJ        07922     SFD        7.000        6.750      $2,993.10    180       1-Feb-11
4495024    SAN FRANCISCO               CA        94123     SFD        7.125        6.750      $3,351.58    180       1-Dec-10
4495036    STUDIO CITY                 CA        91604     SFD        7.875        6.750      $2,532.37    180       1-Dec-10
4495068    HOUSTON                     TX        77019     SFD        7.500        6.750      $3,770.16    180       1-Dec-10
4495076    NORTHRIDGE                  CA        91326     PUD        7.375        6.750      $2,090.99    180       1-Dec-10
4495286    CROFTON                     MD        21114     SFD        7.875        6.750      $2,200.41    180       1-Jan-11
4495455    PROVIDENCE                  RI        02908     SFD        7.750        6.750        $301.21    180       1-Feb-11
4495641    SANTA ROSA                  CA        95404     SFD        7.750        6.750      $3,670.98    180       1-Jan-11
4495880    IRVINE                      CA        92714     SFD        8.000        6.750      $2,264.90    180       1-Jan-11
4497121    CHATSWORTH                  CA        91311     SFD        8.250        6.750      $2,968.63    180       1-Jan-11
4497688    SCOTTSDALE                  AZ        85255     SFD        7.000        6.750      $2,336.96    180       1-Feb-11




                                      219

(i)             (ix)             (x)    (xi)       (xii)          (xiii)      (xiv)          (xv)
- -----           --------------   --------------- ----------  --------    -----------    -----------
                CUT-OFF
MORTGAGE        DATE                             MORTGAGE                MASTER         FIXED
LOAN            PRINCIPAL                        INSURANCE   SERVICE     SERVICE        RETAINED
NUMBER          BALANCE          LTV   SUBSIDY   CODE        FEE         FEE            YIELD
- --------        --------------   --------------- ----------  --------    -----------    -----------

3498299            $74,267.64    57.14                       0.200        0.0200        0.0000
3514509           $108,491.63    60.56                       0.200        0.0200        1.7800
3563482            $79,057.42    62.25                       0.200        0.0200        1.4050
3574023           $222,992.86    77.03                       0.200        0.0200        0.7800
3578477           $238,481.20    56.87                       0.200        0.0200        0.0300
3580592            $97,868.74    64.52                       0.200        0.0200        0.6550
3583791           $400,498.43    75.00                       0.200        0.0200        0.0000
3589922           $237,763.90    80.00                       0.200        0.0200        0.2800
3590443            $26,381.43    90.00                       0.200        0.0200        1.5300
3592817           $150,760.58    69.98                       0.200        0.0200        0.2800
3593089           $345,300.91    79.99                       0.200        0.0200        0.0300
3594249           $332,880.01    50.00                       0.200        0.0200        0.0300
3596729           $635,697.15    73.78                       0.200        0.0200        0.2800
3596887           $397,576.35    76.92                       0.200        0.0200        0.5300
3600353           $370,816.06    90.00                       0.200        0.0200        0.1550
3601335           $236,250.00    75.00                       0.200        0.0200        0.6550
3601629           $324,007.64    52.00                       0.200        0.0200        0.4050
4447407            $74,780.85    54.00                       0.200        0.0200        0.9050
4448080           $581,455.40    75.00                       0.200        0.0200        0.5300
4448988           $324,527.34    80.00  GD 3YR               0.200        0.0200        0.0000
4450230            $90,581.75    69.60                       0.200        0.0200        0.5300
4450351           $285,228.90    53.57                       0.200        0.0200        1.6550
4450413           $251,165.30    79.99                       0.200        0.0200        0.0000
4451369           $494,021.35    49.70                       0.200        0.0200        0.6550
4451681           $178,480.08    80.00                       0.200        0.0200        1.4050
4452598           $226,740.16    79.99                       0.200        0.0200        0.1550
4453384           $395,430.86    49.69                       0.200        0.0200        1.2800
4453417           $250,387.94    74.12                       0.200        0.0200        0.0000
4455768           $302,910.16    89.99                       0.200        0.0200        1.5300
4456674           $275,110.14    79.99                       0.200        0.0200        0.0000
4456939            $87,474.50    70.00                       0.200        0.0200        1.0300
4457343           $357,912.36    65.45                       0.200        0.0200        1.0300
4457413           $225,829.39    82.91                       0.200        0.0200        0.0300
4457806           $357,746.33    66.06                       0.200        0.0200        0.1550
4458155           $418,674.92    70.59                       0.200        0.0200        0.0300
4458735           $423,629.76    61.30                       0.200        0.0200        0.0000
4458956           $344,590.48    51.85                       0.200        0.0200        0.4050
4459524           $159,200.94    48.79                       0.200        0.0200        1.5300
4459714           $248,400.73    53.76                       0.200        0.0200        0.0000
4459914           $124,598.93    75.00                       0.200        0.0200        1.7800
4460230           $644,289.98    71.42                       0.200        0.0200        1.1550
4460306           $380,947.38    90.00  GD 3YR               0.200        0.0200        0.0000
4461573           $112,723.60    65.20                       0.200        0.0200        0.6550
4462224           $248,400.73    42.02  GD 2YR               0.200        0.0200        0.0000
4462339           $351,849.53    79.99                       0.200        0.0200        0.0000
4463187           $343,887.69    43.13                       0.200        0.0200        0.0000
4463261           $459,723.48    80.00                       0.200        0.0200        0.4050
4463605           $170,196.22    80.00                       0.200        0.0200        0.9050
4463712           $245,830.41    67.93                       0.200        0.0200        0.1550
4464156           $292,105.35    79.19                       0.200        0.0200        0.4050
4464568           $262,531.00    73.00                       0.200        0.0200        0.2800


                                      220

(i)             (ix)             (x)    (xi)       (xii)          (xiii)      (xiv)          (xv)
- -----           --------------   --------------- ----------  --------    -----------    -----------
                CUT-OFF
MORTGAGE        DATE                             MORTGAGE                MASTER         FIXED
LOAN            PRINCIPAL                        INSURANCE   SERVICE     SERVICE        RETAINED
NUMBER          BALANCE          LTV   SUBSIDY   CODE        FEE         FEE            YIELD
- --------        --------------   --------------- ----------  --------    -----------    -----------
4464929           $288,739.81    65.28                       0.200        0.0200        0.5300
4464936           $135,589.26    69.74                       0.200        0.0200        0.5300
4465357           $227,195.29    66.76                       0.200        0.0200        0.5300
4465821           $206,739.13    74.50                       0.200        0.0200        0.7800
4465826           $140,117.30    48.45                       0.200        0.0200        0.1550
4465881           $267,347.62    76.27                       0.200        0.0200        0.1550
4466009           $361,883.76    75.26                       0.200        0.0200        1.2800
4466596           $290,111.82    79.00                       0.200        0.0200        0.0000
4466756           $444,971.56    78.95                       0.200        0.0200        1.5300
4467153           $244,866.35    72.02                       0.200        0.0200        0.6550
4467158            $82,513.35    64.84                       0.200        0.0200        0.9050
4467376           $128,592.04    80.00                       0.200        0.0200        1.6550
4467801           $353,879.98    64.16                       0.200        0.0200        0.0300
4468012           $243,499.22    44.55                       0.200        0.0200        0.4050
4468250           $448,952.20    58.27                       0.200        0.0200        0.9050
4468413           $376,275.67    64.36                       0.200        0.0200        0.6550
4468684           $347,947.90    76.09                       0.200        0.0200        0.9050
4468965            $39,639.24    45.98                       0.200        0.0200        0.6550
4469044           $226,633.53    80.00                       0.200        0.0200        0.6550
4469609           $296,692.49    66.67                       0.200        0.0200        0.6550
4469684           $472,599.60    27.48                       0.200        0.0200        0.7800
4469930           $352,053.85    78.71                       0.200        0.0200        0.5300
4469931           $377,747.39    74.51                       0.200        0.0200        0.7800
4470213            $59,452.97    55.56                       0.200        0.0200        0.5300
4470369           $196,252.92    70.71                       0.200        0.0200        0.9050
4470728           $249,751.98    86.90              06       0.200        0.0200        0.7800
4470905           $318,957.08    74.09                       0.200        0.0200        0.0000
4470998           $382,767.38    73.33                       0.200        0.0200        1.0300
4471411           $171,540.48    90.00                       0.200        0.0200        0.0300
4471491            $43,892.58    75.00                       0.200        0.0200        1.9050
4471711           $136,024.02    80.00                       0.200        0.0200        1.2800
4471874            $93,429.83    70.00                       0.200        0.0200        0.5300
4472080            $29,752.22    33.82                       0.200        0.0200        1.6550
4472216            $69,226.36    65.42                       0.200        0.0200        1.6550
4472540           $111,378.65    80.00                       0.200        0.0200        1.5300
4472613           $247,644.65    79.37                       0.200        0.0200        0.1550
4472719            $74,180.23    55.39                       0.200        0.0200        1.7800
4472798           $348,931.30    49.30                       0.200        0.0200        0.4050
4472849           $263,837.92    79.97                       0.200        0.0200        0.1550
4473055           $220,774.31    71.66                       0.200        0.0200        0.2800
4473071           $206,024.69    80.00                       0.200        0.0200        1.2800
4473093           $300,000.00    49.79                       0.200        0.0200        0.0000
4473121           $566,583.84    71.25                       0.200        0.0200        0.6550
4473176           $225,966.09    73.79                       0.200        0.0200        0.7800
4473250           $138,751.11    73.68                       0.200        0.0200        0.7800
4473321           $238,577.28    80.00                       0.200        0.0200        0.7800
4473327           $301,198.14    67.56                       0.200        0.0200        0.4050
4473354            $70,574.47    55.47                       0.200        0.0200        0.6550
4473370            $55,367.30    80.00                       0.200        0.0200        1.4050
4473646           $231,523.03    56.82                       0.200        0.0200        0.4050
4473740           $198,329.79    59.70                       0.200        0.0200        1.5300
4474063           $143,762.06    51.79                       0.200        0.0200        1.2800
4474077           $105,192.68    74.75                       0.200        0.0200        0.6550
4474110           $108,950.29    80.00                       0.200        0.0200        0.7800
4474257           $512,839.20    49.14                       0.200        0.0200        0.4050
4474334           $337,332.40    90.00                       0.200        0.0200        1.0300
4474400            $99,307.81    79.98                       0.200        0.0200        0.7800
4474540           $213,678.36    80.00                       0.200        0.0200        0.0000


                                      221

(i)             (ix)             (x)    (xi)       (xii)          (xiii)      (xiv)          (xv)
- -----           --------------   --------------- ----------  --------    -----------    -----------
                CUT-OFF
MORTGAGE        DATE                             MORTGAGE                MASTER         FIXED
LOAN            PRINCIPAL                        INSURANCE   SERVICE     SERVICE        RETAINED
NUMBER          BALANCE          LTV   SUBSIDY   CODE        FEE         FEE            YIELD
- --------        --------------   --------------- ----------  --------    -----------    -----------
4474606           $367,877.92    74.00                       0.200        0.0200        1.1550
4474779           $252,245.32    76.91                       0.200        0.0200        0.4050
4474932           $278,007.65    67.14                       0.200        0.0200        0.6550
4474977           $498,334.99    59.25                       0.200        0.0200        0.0000
4475134            $93,197.43    72.31                       0.200        0.0200        1.2800
4475181           $396,313.33    61.54                       0.200        0.0200        0.4050
4475208           $163,048.96    80.00                       0.200        0.0200        1.0300
4475227           $457,182.23    56.10                       0.200        0.0200        0.4050
4475272           $376,000.00    79.16                       0.200        0.0200        0.2800
4475495           $382,790.73    47.55                       0.200        0.0200        0.4050
4475656           $333,628.17    74.37                       0.200        0.0200        0.4050
4475849           $225,279.34    80.00                       0.200        0.0200        0.7800
4476207            $59,498.92    56.07                       0.200        0.0200        1.5300
4476272           $392,580.39    65.83                       0.200        0.0200        0.4050
4476353           $305,984.62    80.00                       0.200        0.0200        0.5300
4476556           $285,600.00    80.00  GD 3YR               0.200        0.0200        0.0000
4476642           $483,119.01    58.87                       0.200        0.0200        0.7800
4476701           $159,537.63    78.05                       0.200        0.0200        1.0300
4476839           $254,732.30    77.88                       0.200        0.0200        0.9050
4476840           $216,507.27    60.33                       0.200        0.0200        0.0000
4476884           $202,509.07    48.95                       0.200        0.0200        0.0300
4476904           $153,691.17    59.85                       0.200        0.0200        1.4050
4476909            $90,307.28    69.70                       0.200        0.0200        1.5300
4476934           $166,941.21    73.91                       0.200        0.0200        0.2800
4476937            $50,777.61    64.06                       0.200        0.0200        0.4050
4477142           $168,499.97    69.11                       0.200        0.0200        0.9050
4477186            $68,228.94    35.94                       0.200        0.0200        1.5300
4477300            $65,064.19    79.99                       0.200        0.0200        1.7800
4477517           $229,282.21    61.33                       0.200        0.0200        0.1550
4477621           $465,091.11    70.68                       0.200        0.0200        0.5300
4477662           $224,362.07    76.51                       0.200        0.0200        0.7800
4477707           $270,781.07    72.65                       0.200        0.0200        0.4050
4477878           $109,710.21    74.97                       0.200        0.0200        1.5300
4477968           $263,304.78    67.95                       0.200        0.0200        0.0000
4478000           $149,101.01    56.60                       0.200        0.0200        0.6550
4478204           $283,383.42    75.00                       0.200        0.0200        1.2800
4478266           $248,812.52    68.38                       0.200        0.0200        0.0300
4478323           $296,424.89    71.43                       0.200        0.0200        1.2800
4478390            $39,526.19    79.96                       0.200        0.0200        1.5300
4478503           $246,480.86    70.86                       0.200        0.0200        0.4050
4478525           $426,388.31    73.50                       0.200        0.0200        0.5300
4478558           $418,703.47    80.00                       0.200        0.0200        0.2800
4478587            $95,126.43    74.94                       0.200        0.0200        0.6550
4478628           $397,576.35    68.38                       0.200        0.0200        0.5300
4478836            $79,286.35    53.33                       0.200        0.0200        0.7800
4478883           $408,748.10    60.29                       0.200        0.0200        0.4050
4478934            $49,719.50    26.32                       0.200        0.0200        1.4050
4479004           $294,874.96    72.56                       0.200        0.0200        0.9050
4479008           $275,872.96    75.00                       0.200        0.0200        0.9050
4479086           $159,594.88    70.00                       0.200        0.0200        1.0300
4479143           $109,376.04    46.61                       0.200        0.0200        1.2800
4479218           $276,917.15    79.99                       0.200        0.0200        0.0000
4479238           $242,122.22    84.99                       0.200        0.0200        0.5300
4479242           $477,654.66    67.49                       0.200        0.0200        0.1550
4479262           $292,616.18    80.00                       0.200        0.0200        0.5300
4479394            $93,878.65    67.86                       0.200        0.0200        0.9050
4479616           $288,144.86    69.88                       0.200        0.0200        0.0000
4479631           $423,673.65    45.95                       0.200        0.0200        0.1550


                                      222

(i)             (ix)             (x)    (xi)       (xii)          (xiii)      (xiv)          (xv)
- -----           --------------   --------------- ----------  --------    -----------    -----------
                CUT-OFF
MORTGAGE        DATE                             MORTGAGE                MASTER         FIXED
LOAN            PRINCIPAL                        INSURANCE   SERVICE     SERVICE        RETAINED
NUMBER          BALANCE          LTV   SUBSIDY   CODE        FEE         FEE            YIELD
- --------        --------------   --------------- ----------  --------    -----------    -----------
4479662           $291,118.12    41.71                       0.200        0.0200        0.5300
4479674           $239,524.41    68.64                       0.200        0.0200        0.5300
4479711            $84,484.96    79.44                       0.200        0.0200        0.5300
4479775           $342,687.89    80.00                       0.200        0.0200        0.4050
4479798           $337,777.69    75.56                       0.200        0.0200        0.0000
4479826           $305,191.93    80.00                       0.200        0.0200        0.5300
4479895            $99,694.65    74.07                       0.200        0.0200        0.4050
4479900           $273,770.67    32.31                       0.200        0.0200        0.5300
4479947           $310,507.12    73.51                       0.200        0.0200        0.5300
4479958           $317,018.34    53.00                       0.200        0.0200        0.2800
4480060            $90,466.45    25.28                       0.200        0.0200        0.9050
4480070           $289,451.59    80.00                       0.200        0.0200        1.0300
4480080           $328,970.13    75.00                       0.200        0.0200        0.1550
4480095           $293,331.87    84.34                       0.200        0.0200        0.0300
4480288           $287,120.62    80.00                       0.200        0.0200        0.4050
4480435           $441,159.71    80.00                       0.200        0.0200        0.0000
4480436           $452,149.57    80.00                       0.200        0.0200        1.4050
4480470            $33,448.90    75.00                       0.200        0.0200        0.7800
4480528            $45,561.98    76.17                       0.200        0.0200        0.5300
4480541           $218,345.81    82.99                       0.200        0.0200        0.6550
4480558           $512,342.81    80.00                       0.200        0.0200        0.0000
4480581            $64,623.06    16.67                       0.200        0.0200        1.0300
4480589           $218,577.39    80.00                       0.200        0.0200        0.0000
4480614           $349,880.53    90.00                       0.200        0.0200        0.0000
4480634           $230,118.44    84.99                       0.200        0.0200        0.0000
4480655            $39,647.05    55.56                       0.200        0.0200        0.9050
4480695           $275,119.73    80.00                       0.200        0.0200        0.0000
4480725           $262,365.16    60.69                       0.200        0.0200        0.2800
4480766           $250,340.08    69.97                       0.200        0.0200        0.2800
4480826           $413,615.82    50.27                       0.200        0.0200        0.0300
4480874           $227,218.18    84.63                       0.200        0.0200        1.4050
4480938           $280,906.29    89.71                       0.200        0.0200        0.6550
4481034           $457,088.96    79.31                       0.200        0.0200        0.0300
4481102           $348,954.51    62.50                       0.200        0.0200        0.6550
4481110           $218,562.02    80.00                       0.200        0.0200        0.0000
4481177           $323,996.73    62.50                       0.200        0.0200        0.2800
4481212           $257,680.63    65.82                       0.200        0.0200        0.7800
4481239            $84,748.87    73.91                       0.200        0.0200        0.7800
4481284           $230,563.31    68.24                       0.200        0.0200        0.2800
4481308            $59,476.32    68.18                       0.200        0.0200        1.0300
4481330           $227,288.90    90.00                       0.200        0.0200        1.1550
4481358           $411,240.47    75.00                       0.200        0.0200        0.4050
4481400           $304,048.15    48.80                       0.200        0.0200        0.1550
4481531           $317,974.93    80.00                       0.200        0.0200        0.0300
4481536            $80,910.98    80.00                       0.200        0.0200        1.4050
4481633           $263,277.33    67.92                       0.200        0.0200        0.4050
4481664           $289,104.77    74.36                       0.200        0.0200        0.2800
4481686           $255,152.83    79.99                       0.200        0.0200        1.2800
4481708           $275,138.65    80.00                       0.200        0.0200        0.1550
4481723           $343,958.05    75.00                       0.200        0.0200        0.5300
4481778           $273,387.62    50.93                       0.200        0.0200        0.9050
4481779           $397,576.35    54.05                       0.200        0.0200        0.5300
4481854           $247,794.11    27.78                       0.200        0.0200        0.9050
4481889           $274,132.39    52.99                       0.200        0.0200        0.0300
4481955           $628,138.71    70.00                       0.200        0.0200        0.7800
4481980           $289,085.06    58.00                       0.200        0.0200        0.0300


                                      223

(i)             (ix)             (x)    (xi)       (xii)          (xiii)      (xiv)          (xv)
- -----           --------------   --------------- ----------  --------    -----------    -----------
                CUT-OFF
MORTGAGE        DATE                             MORTGAGE                MASTER         FIXED
LOAN            PRINCIPAL                        INSURANCE   SERVICE     SERVICE        RETAINED
NUMBER          BALANCE          LTV   SUBSIDY   CODE        FEE         FEE            YIELD
- --------        --------------   --------------- ----------  --------    -----------    -----------
4481982           $252,925.35    74.62                       0.200        0.0200        0.4050
4482006           $346,945.36    73.68                       0.200        0.0200        1.0300
4482041            $54,456.94    77.18                       0.200        0.0200        0.1550
4482049           $376,719.76    80.00                       0.200        0.0200        1.1550
4482202           $398,765.21    78.90                       0.200        0.0200        0.2800
4482223            $71,561.63    59.50                       0.200        0.0200        0.9050
4482255           $313,049.34    68.48                       0.200        0.0200        0.2800
4482273           $347,736.77    66.67                       0.200        0.0200        0.0000
4482284           $231,371.14    79.97                       0.200        0.0200        0.5300
4482301           $228,308.39    65.43                       0.200        0.0200        0.5300
4482327           $386,988.61    73.47                       0.200        0.0200        0.2800
4482484           $306,050.87    80.00                       0.200        0.0200        0.0300
4482518           $490,632.29    70.71                       0.200        0.0200        0.9050
4482583           $229,374.04    79.99                       0.200        0.0200        0.0300
4482751           $174,910.10    70.40                       0.200        0.0200        0.2800
4482883           $290,230.73    80.00                       0.200        0.0200        0.5300
4483062           $387,688.10    58.56                       0.200        0.0200        0.7800
4483095           $117,984.01    70.00                       0.200        0.0200        1.2800
4483102           $506,431.82    74.71                       0.200        0.0200        0.2800
4483251            $48,549.66    29.52                       0.200        0.0200        0.2800
4483275           $243,101.67    75.26                       0.200        0.0200        0.4050
4483285            $99,432.76    44.25                       0.200        0.0200        1.2800
4483313           $260,883.85    80.00                       0.200        0.0200        0.9050
4483319           $327,213.49    75.00                       0.200        0.0200        1.4050
4483329           $607,875.08    55.59                       0.200        0.0200        0.7800
4483346           $231,091.27    88.94              01       0.200        0.0200        0.5300
4483378           $398,765.21    33.33                       0.200        0.0200        0.2800
4483426           $246,237.51    79.68                       0.200        0.0200        0.2800
4483447           $429,171.06    70.00                       0.200        0.0200        0.2800
4483463           $221,528.92    71.68                       0.200        0.0200        0.5300
4483469           $233,269.73    69.85                       0.200        0.0200        0.1550
4483499           $230,294.66    58.78                       0.200        0.0200        0.4050
4483716            $55,751.09    70.00                       0.200        0.0200        0.7800
4483738           $257,447.74    74.00                       0.200        0.0200        0.6550
4483811           $398,778.63    71.17                       0.200        0.0200        0.4050
4483826            $29,829.82    75.00                       0.200        0.0200        1.2800
4483879           $307,243.67    62.86                       0.200        0.0200        1.0300
4484130           $267,098.93    80.00                       0.200        0.0200        0.0300
4484166           $383,811.51    73.75                       0.200        0.0200        0.2800
4484228           $223,285.57    80.00                       0.200        0.0200        0.0000
4484234           $357,697.06    72.01                       0.200        0.0200        0.0000
4484292           $277,502.20    78.43                       0.200        0.0200        0.7800
4484445           $417,564.43    80.00                       0.200        0.0200        1.0300
4484543           $240,654.80    78.12                       0.200        0.0200        0.2800
4484642           $461,334.90    76.86                       0.200        0.0200        0.9050
4484662           $211,738.72    80.00                       0.200        0.0200        0.7800
4484665           $297,323.80    79.47                       0.200        0.0200        0.7800
4484672           $285,565.72    69.05                       0.200        0.0200        0.5300
4484676           $252,714.48    79.99                       0.200        0.0200        1.0300
4484680           $327,023.91    41.77                       0.200        0.0200        0.6550
4484683           $592,606.41    70.59                       0.200        0.0200        0.5300
4484687           $292,350.59    66.46                       0.200        0.0200        0.1550
4484704           $265,335.10    82.38              13       0.200        0.0200        0.9050
4484790           $323,929.32    59.09                       0.200        0.0200        0.0000
4484832            $49,453.45    80.00                       0.200        0.0200        0.7800
4484908           $258,300.58    80.00                       0.200        0.0200        0.0000


                                      224

(i)             (ix)             (x)    (xi)       (xii)          (xiii)      (xiv)          (xv)
- -----           --------------   --------------- ----------  --------    -----------    -----------
                CUT-OFF
MORTGAGE        DATE                             MORTGAGE                MASTER         FIXED
LOAN            PRINCIPAL                        INSURANCE   SERVICE     SERVICE        RETAINED
NUMBER          BALANCE          LTV   SUBSIDY   CODE        FEE         FEE            YIELD
- --------        --------------   --------------- ----------  --------    -----------    -----------
4484909           $155,095.35    78.39                       0.200        0.0200        1.0300
4484952           $282,126.38    77.96                       0.200        0.0200        0.2800
4484956           $262,567.70    80.00                       0.200        0.0200        1.7800
4484997           $478,550.34    67.61                       0.200        0.0200        0.5300
4484998           $233,345.95    90.00                       0.200        0.0200        1.4050
4485093           $299,073.91    59.41                       0.200        0.0200        0.2800
4485106           $349,897.28    88.04                       0.200        0.0200        0.0000
4485185           $404,000.00    80.00                       0.200        0.0200        0.0000
4485252           $237,955.06    45.74                       0.200        0.0200        0.1550
4485268           $264,154.81    78.64                       0.200        0.0200        0.0000
4485300           $257,147.66    75.00                       0.200        0.0200        0.2800
4485482           $277,276.49    80.00                       0.200        0.0200        0.0000
4485484           $245,253.55    75.91                       0.200        0.0200        0.9050
4485499           $239,089.92    90.00              12       0.200        0.0200        0.9050
4485510           $301,067.73    76.46                       0.200        0.0200        0.2800
4485536           $288,223.59    74.36                       0.200        0.0200        0.4050
4485564           $221,821.19    80.00                       0.200        0.0200        0.0000
4485579            $91,719.09    63.45                       0.200        0.0200        0.4050
4485593           $218,681.48    68.86                       0.200        0.0200        0.6550
4485663           $223,636.69    60.00                       0.200        0.0200        0.5300
4485668           $248,550.24    55.56                       0.200        0.0200        1.0300
4485774           $426,056.94    80.00                       0.200        0.0200        0.0000
4485832           $487,189.68    67.59                       0.200        0.0200        1.1550
4485889           $108,674.54    80.00                       0.200        0.0200        1.4050
4485966           $250,474.40    75.00                       0.200        0.0200        0.2800
4485981           $248,833.30    76.29                       0.200        0.0200        1.1550
4486026           $395,226.91    77.67                       0.200        0.0200        0.7800
4486077           $313,429.45    80.00                       0.200        0.0200        0.2800
4486220           $424,000.00    80.00                       0.200        0.0200        0.5300
4486237           $225,593.76    83.20                       0.200        0.0200        0.1550
4486253           $119,653.21    74.07                       0.200        0.0200        1.0300
4486270           $416,600.00    40.06                       0.200        0.0200        0.2800
4486304           $245,453.74    70.57                       0.200        0.0200        0.1550
4486352           $319,033.68    42.24                       0.200        0.0200        0.4050
4486358           $261,762.47    77.24                       0.200        0.0200        0.0000
4486374           $425,000.00    77.27                       0.200        0.0200        0.2800
4486416           $229,573.41    67.74                       0.200        0.0200        0.0300
4486431           $248,451.85    78.13                       0.200        0.0200        0.2800
4486452           $237,982.86    79.97                       0.200        0.0200        0.0000
4486507            $94,314.29    70.07                       0.200        0.0200        0.5300
4486508           $350,000.00    60.87                       0.200        0.0200        0.1550
4486539           $380,000.00    64.41                       0.200        0.0200        0.2800
4486569           $370,813.55    74.40                       0.200        0.0200        0.0000
4486626           $310,018.81    64.12                       0.200        0.0200        0.0300
4486668           $276,230.40    80.00                       0.200        0.0200        0.4050
4486727           $125,000.00    27.47                       0.200        0.0200        0.1550
4486770           $109,678.58    68.75                       0.200        0.0200        0.9050
4486782           $298,260.30    40.54                       0.200        0.0200        1.0300
4486796           $297,039.21    77.40                       0.200        0.0200        0.0000
4486801           $258,000.00    80.00                       0.200        0.0200        0.0000
4486823           $425,000.00    35.42                       0.200        0.0200        0.5300
4486886           $299,083.98    67.42                       0.200        0.0200        0.4050
4486889           $261,715.87    75.00                       0.200        0.0200        0.6550
4486997           $219,290.69    42.31                       0.200        0.0200        0.0000
4487035           $279,097.25    80.00                       0.200        0.0200        0.0000
4487083           $398,710.36    68.38                       0.200        0.0200        0.0000


                                      225

(i)             (ix)             (x)    (xi)       (xii)          (xiii)      (xiv)          (xv)
- -----           --------------   --------------- ----------  --------    -----------    -----------
                CUT-OFF
MORTGAGE        DATE                             MORTGAGE                MASTER         FIXED
LOAN            PRINCIPAL                        INSURANCE   SERVICE     SERVICE        RETAINED
NUMBER          BALANCE          LTV   SUBSIDY   CODE        FEE         FEE            YIELD
- --------        --------------   --------------- ----------  --------    -----------    -----------
4487139           $388,742.60    42.86                       0.200        0.0200        0.0000
4487191           $300,465.58    80.00                       0.200        0.0200        0.6550
4487289            $79,768.80    19.51                       0.200        0.0200        1.0300
4487305           $320,000.00    80.00                       0.200        0.0200        0.0300
4487387            $49,837.04    28.57                       0.200        0.0200        0.0000
4487436           $250,073.42    75.07                       0.200        0.0200        1.2800
4487485           $344,870.35    73.92                       0.200        0.0200        0.1550
4487579           $212,546.44    80.68              06       0.200        0.0200        0.9050
4487687           $583,213.75    62.90                       0.200        0.0200        0.4050
4487780           $450,619.86    80.00                       0.200        0.0200        0.4050
4487926           $110,625.80    70.00                       0.200        0.0200        0.9050
4487950           $117,252.55    80.00                       0.200        0.0200        0.7800
4487980           $248,322.60    63.87                       0.200        0.0200        0.1550
4488093           $238,561.28    75.97                       0.200        0.0200        0.2800
4488134           $353,974.10    51.30                       0.200        0.0200        1.0300
4488136           $366,472.79    70.00                       0.200        0.0200        1.4050
4488141           $318,061.08    80.00                       0.200        0.0200        0.5300
4488200           $633,039.78    38.48                       0.200        0.0200        0.2800
4488213           $300,000.00    80.00                       0.200        0.0200        0.0000
4488228           $348,895.77    53.03                       0.200        0.0200        0.0300
4488284           $247,500.00    75.00                       0.200        0.0200        0.5300
4488286           $311,081.38    72.03                       0.200        0.0200        0.5300
4488327           $481,509.00    79.18                       0.200        0.0200        0.2800
4488380           $490,000.00    74.41                       0.200        0.0200        0.0000
4488395           $277,151.15    61.78                       0.200        0.0200        0.4050
4488491           $228,799.24    90.00                       0.200        0.0200        0.4050
4488532           $283,142.28    84.78                       0.200        0.0200        0.5300
4488546            $49,683.58    55.62                       0.200        0.0200        0.0300
4488852           $212,983.24    64.55                       0.200        0.0200        0.1550
4488884           $248,468.60    55.68                       0.200        0.0200        0.4050
4488922           $399,177.41    70.87                       0.200        0.0200        0.4050
4488956            $34,891.95    28.00                       0.200        0.0200        0.2800
4488971           $600,000.00    61.86                       0.200        0.0200        0.0300
4489038           $648,058.36    59.09                       0.200        0.0200        0.6550
4489121           $242,305.07    75.00                       0.200        0.0200        0.7800
4489247            $63,815.05    79.01                       0.200        0.0200        1.0300
4489281           $373,854.97    78.95                       0.200        0.0200        0.4050
4489396           $136,850.00    74.99                       0.200        0.0200        0.9050
4489540           $490,796.88    67.11                       0.200        0.0200        0.5300
4489567           $167,379.64    74.99                       0.200        0.0200        0.5300
4489573           $415,400.00    72.24                       0.200        0.0200        0.0300
4489595           $238,543.15    75.00                       0.200        0.0200        0.7800
4489604           $360,772.91    75.00                       0.200        0.0200        0.5300
4489627           $397,495.93    34.78                       0.200        0.0200        0.1550
4489645           $304,000.00    80.00                       0.200        0.0200        0.4050
4489733           $824,973.31    43.55                       0.200        0.0200        0.4050
4489771           $231,550.00    77.18                       0.200        0.0200        0.4050
4489772           $161,122.56    78.83                       0.200        0.0200        0.7800
4489774           $456,367.54    67.81                       0.200        0.0200        0.5300
4490099            $84,496.12    51.20                       0.200        0.0200        0.7800
4490203           $249,228.26    29.07                       0.200        0.0200        0.2800
4490401           $269,500.00    70.00                       0.200        0.0200        0.1550
4490485           $150,000.00    74.26                       0.200        0.0200        0.2800
4490487           $215,000.00    79.63                       0.200        0.0200        0.4050
4490903           $600,000.00    44.48                       0.200        0.0200        0.0300


                                      226

(i)             (ix)             (x)    (xi)       (xii)          (xiii)      (xiv)          (xv)
- -----           --------------   --------------- ----------  --------    -----------    -----------
                CUT-OFF
MORTGAGE        DATE                             MORTGAGE                MASTER         FIXED
LOAN            PRINCIPAL                        INSURANCE   SERVICE     SERVICE        RETAINED
NUMBER          BALANCE          LTV   SUBSIDY   CODE        FEE         FEE            YIELD
- --------        --------------   --------------- ----------  --------    -----------    -----------
4491007           $405,561.48    79.99                       0.200        0.0200        0.9050
4491088            $99,701.29    73.53                       0.200        0.0200        0.6550
4491216           $127,630.10    80.00                       0.200        0.0200        1.0300
4491377           $376,347.33    68.64                       0.200        0.0200        0.4050
4491479           $253,454.93    79.94                       0.200        0.0200        0.5300
4491502           $238,394.02    61.49                       0.200        0.0200        0.9050
4491679           $232,000.00    73.65                       0.200        0.0200        0.0300
4491761           $248,000.00    54.51                       0.200        0.0200        0.4050
4491831           $131,347.71    74.99                       0.200        0.0200        0.4050
4491848           $149,551.93    54.95                       0.200        0.0200        0.6550
4492037           $515,937.09    75.00                       0.200        0.0200        0.5300
4492094           $230,654.63    80.00                       0.200        0.0200        1.0300
4492175           $225,000.00    51.72                       0.200        0.0200        0.1550
4492207           $169,000.00    72.22                       0.200        0.0200        0.6550
4492235           $481,193.29    68.17                       0.200        0.0200        1.0300
4492430           $137,383.82    69.98                       0.200        0.0200        0.5300
4492556           $100,000.00    30.30                       0.200        0.0200        0.5300
4492558           $149,561.70    71.43                       0.200        0.0200        0.9050
4492595            $99,420.11    64.56                       0.200        0.0200        1.0300
4492730            $76,500.00    75.00                       0.200        0.0200        0.9050
4492817           $236,000.00    78.67                       0.200        0.0200        0.6550
4492972           $217,000.00    57.87                       0.200        0.0200        0.0000
4493305            $52,344.89    75.00                       0.200        0.0200        0.7800
4493852           $472,153.19    80.00                       0.200        0.0200        0.6550
4493864           $222,100.00    68.34                       0.200        0.0200        0.7800
4493886           $500,000.00    69.93                       0.200        0.0200        0.1550
4494634           $237,795.36    90.00              12       0.200        0.0200        0.7800
4494700           $333,000.00    72.71                       0.200        0.0200        0.0300
4495024           $367,683.73    53.62                       0.200        0.0200        0.1550
4495036           $265,434.52    79.70                       0.200        0.0200        0.9050
4495068           $404,235.76    68.93                       0.200        0.0200        0.5300
4495076           $225,907.65    79.98                       0.200        0.0200        0.4050
4495286           $231,322.09    80.00                       0.200        0.0200        0.9050
4495455            $32,000.00    39.51                       0.200        0.0200        0.7800
4495641           $388,847.77    79.92                       0.200        0.0200        0.7800
4495880           $236,315.10    72.92                       0.200        0.0200        1.0300
4497121           $300,966.38    76.50                       0.200        0.0200        1.2800
4497688           $260,000.00    55.35                       0.200        0.0200        0.0300
                ===============
              $115,375,988.68

WAC:            7.4329
WAM:            178.1430
WALTV:          69.1013

                                   EXHIBIT F-2

(i)           (ii)                                       (iii)         (iv)          (v)       (vi)          (vii)       (viii)
- -----        ------------------------  -----    -----    --------      --------      --------  ----------   --------     ----------
                                                                                     NET
MORTGAGE                                                               MORTGAGE      MORTGAGE  CURRENT      ORIGINAL     SCHEDULED
LOAN                                            ZIP      PROPERTY      INTEREST      INTEREST  MONTHLY      TERM TO      MATURITY
NUMBER       CITY                      STATE    CODE     TYPE          RATE          RATE      PAYMENT      MATURITY     DATE
- --------     ----------------------------------------------------      --------      --------  ----------   --------     ---------

4467363      PARKER                    CO       80134    SFD           8.875          6.750    $1,312.93       180       1-Sep-10
4472308      NEW CANEY                 TX       77357    SFD           8              6.750      $542.82       180       1-Nov-10
4473207      LOS ANGELES               CA       90049    SFD           6.875          6.605    $3,826.06       180       1-Jul-10
4473225      SEATTLE                   WA       98112    SFD           7              6.730    $2,202.13       180       1-Sep-10
4475667      INDIAN WELLS              CA       92210    SFD           6.375          6.105    $5,021.29       180       1-Nov-08
4475669      REDLANDS                  CA       92373    SFD           6.95           6.680    $2,007.12       180       1-Feb-09
4475708      REDLANDS                  CA       92373    SFD           6.5            6.230    $2,953.93       180       1-Mar-09
4476636      CENTER VALLEY             PA       18034    SFD           8.75           6.750    $1,055.42       180       1-Nov-10
4480198      ROCKAWAY                  NJ        7866    SFD           7.875          6.750    $1,327.83       180       1-Nov-10
4481441      DELL RAPIDS               SD       57022    SFD           8              6.750    $1,031.15       180       1-Aug-10
4481449      HELENA                    MT       59601    SFD           7.5            6.750    $1,390.52       180       1-Sep-10
4481460      PUEBLO                    CO       81005    SFD           7.5            6.750    $1,097.59       180       1-Sep-10
4481527      WESTCLIFFE                CO       81252    SFD           7.875          6.750      $834.64       180       1-Sep-10
4483486      HARRISBURG                SD       57032    SFD           8.25           6.750      $693.66       180       1-Sep-10
4484535      ROSLYN HEIGHTS            NY       11577    SFD           8.25           6.750    $2,105.21       180       1-Nov-10
4484550      MT. POCONO                PA       18344    SFD           8.25           6.750    $1,212.68       180       1-Aug-10
4484579      GREEN OAKS                MI       48178    SFD           8              6.750    $1,099.00       180       1-Aug-10
4484654      MINNEAPOLIS               MN       55414    SFD           7.5            6.750      $742.54       180       1-Sep-10
4484949      LEWIS CENTER              OH       43035    SFD           7.875          6.750    $2,541.85       180       1-Nov-10
4484954      KOKOMO                    IN       46901    SFD           7.125          6.750    $2,065.30       180       1-Nov-10
4490690      NORTH OAKS                MN       55127    SFD           7.5            6.750    $3,244.55       180       1-Oct-10
4490697      BILLINGS                  MT       59102    SFD           8.25           6.750    $3,880.57       180       1-Nov-10
4490699      WILLMAR                   MN       56201    SFD           8              6.750    $3,344.79       180       1-Nov-10
4490704      BEVERLY                   MA        1915    SFD           7.125          6.750    $3,543.62       180       1-Oct-10
4490710      BROOKLYN PARK             MN       55443    SFD           7.875          6.750    $2,105.56       180       1-Oct-10
4490717      HIGHLAND BEACH            FL       33487    HCO           7.5            6.750    $2,261.92       180       1-Sep-10
4490725      EDINA                     MN       55439    SFD           8              6.750    $2,974.47       180       1-Sep-10
4490731      MONUMENT                  CO       80132    SFD           7.5            6.750    $2,873.74       180       1-Oct-10
4490732      LONGMONT                  CO       80503    SFD           8              6.750    $1,210.82       180       1-Nov-10
4490739      BRECKENRIDGE              CO       80424    SFD           7.75           6.750    $2,746.18       180       1-Oct-10
4490764      LAKEWOOD                  CO       80227    LCO           8.25           6.750      $485.08       180       1-Oct-10
4490769      OMAHA                     NE       68164    SFD           7.125          6.750    $4,257.41       180       1-Sep-10
4490801      WOODBURY                  MN       55125    SFD           7.5            6.750    $2,345.35       180       1-Oct-10
4490826      PUEBLO                    CO       81005    SFD           6.875          6.605    $2,461.52       180       1-Sep-10
4494769      HONOLULU                  HI       96813    SFD           7.125          6.750    $4,456.69       180       1-Dec-10
4494828      HONOLULU                  HI       96822    SFD           7.125          6.750    $9,058.32       180       1-Dec-10
4496054      HONOLULU                  HI       96818    SFD           7.25           6.750    $3,476.19       180       1-Dec-10

                                      228

(i)          (ix)               (x)      (xi)        (xii)       (xiii)         (xiv)          (xv)
- -----        --------------    ------   ---------    ----------  --------       -----------    -----------
             CUT-OFF
MORTGAGE     DATE                                    MORTGAGE                   MASTER         FIXED
LOAN         PRINCIPAL                               INSURANCE   SERVICE        SERVICE        RETAINED
NUMBER       BALANCE           LTV      SUBSIDY      CODE        FEE            FEE            YEILD
- --------     --------------    ------   ---------    ----------  --------       -----------    -----------

4467363       $128,631.47       80                                0.250          0.020         1.8550
4472308        $56,304.28       55.15                             0.250          0.020         0.9800
4473207       $391,647.49       74.61                             0.250          0.020         0.0000
4473225       $241,089.83       43.21                             0.250          0.020         0.0000
4475667       $524,989.75       68.35                             0.250          0.020         0.0000
4475669       $205,780.52       58.18                             0.250          0.020         0.0000
4475708       $311,816.35       82.71                 12          0.250          0.020         0.0000
4476636       $104,737.48       80                                0.250          0.020         1.7300
4480198       $138,461.73       38.17                             0.250          0.020         0.8550
4481441       $105,997.63       79.05                             0.250          0.020         0.9800
4481449       $147,706.41       75                                0.250          0.020         0.4800
4481460       $116,589.57       80                                0.250          0.020         0.4800
4481527        $86,697.30       80                                0.250          0.020         0.8550
4483486        $70,475.52       79.44                             0.250          0.020         1.2300
4484535       $215,147.32       70                                0.250          0.020         1.2300
4484550       $119,820.37       70.82                             0.250          0.0200        1.2300
4484579       $112,364.42       50                                0.250          0.0200        0.9800
4484654        $78,875.21       90                   01           0.250          0.0200        0.4800
4484949       $263,615.52       80                                0.250          0.0200        0.8550
4484954       $225,852.66       80                                0.250          0.0200        0.1050
4490690       $345,732.00       89.74                01           0.250          0.0200        0.4800
4490697       $396,584.92       80                                0.250          0.0200        1.2300
4490699       $346,945.35       55.56                             0.250          0.0200        0.9800
4490704       $386,272.85       80                                0.250          0.0200        0.1050
4490710       $219,379.61       72.31                             0.250          0.0200        0.8550
4490717       $240,269.05       46.04                             0.250          0.0200        0.4800
4490725       $306,692.28       75                                0.250          0.0200        0.9800
4490731       $306,083.22       72.94                             0.250          0.0200        0.4800
4490732       $125,594.21       70                                0.250          0.0200        0.9800
4490739       $288,268.61       75                                0.250          0.0200        0.7300
4490764        $44,359.84       43.67                             0.250          0.0200        1.2300
4490769       $462,578.48       62.67                             0.250          0.0200        0.1050
4490801       $249,914.82       74.77                             0.250          0.0200        0.4800
4490826       $271,547.92       80                                0.250          0.0200        0.0000
4494769       $488,920.00       80                                0.250          0.0200        0.1050
4494828       $993,739.83       45.82                             0.250          0.0200        0.1050
4496054       $377,441.85       78.52                             0.250          0.0200        0.2300
           ================
            $9,496,925.67

WAC:                             7.416
WAM:                           173.8389
WALTV:                          69.3171


                                      229

(i)          (xvi)                                      (xvii)
- -----        -----------                                -----------

MORTGAGE                                                PHMC
LOAN                                                    LOAN
NUMBER       SERVICER                                   SELLER
- --------     ---------------------------------------    ------------------------

4467363       BARNETT MORTGAGE COMAPNY                   BARNETT MORTGAGE COMPANY
4472308       FIRST TOWN MORTGAGE CORP.                  FIRST TOWN MORTGAGE CORP.
4473207       COUNTRYWIDE FUNDING CORP.                  COUNTRYWIDE FUNDING CORP.
4473225       COUNTRYWIDE FUNDING CORP.                  COUNTRYWIDE FUNDING CORP.
4475667       COUNTRYWIDE FUNDING CORP.                  COUNTRYWIDE FUNDING CORP.
4475669       COUNTRYWIDE FUNDING CORP.                  COUNTRYWIDE FUNDING CORP.
4475708       COUNTRYWIDE FUNDING CORP.                  COUNTRYWIDE FUNDING CORP.
4476636       FIRST TOWN MORTGAGE CORP.                  FIRST TOWN MORTGAGE CORP.
4480198       FIRST TOWN MORTGAGE CORP.                  FIRST TOWN MORTGAGE CORP.
4481441       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4481449       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4481460       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4481527       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4483486       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4484535       BARNETT MORTGAGE COMAPNY                   BARNETT MORTGAGE COMAPNY
4484550       BARNETT MORTGAGE COMAPNY                   BARNETT MORTGAGE COMAPNY
4484579       BARNETT MORTGAGE COMAPNY                   BARNETT MORTGAGE COMAPNY
4484654       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4484949       NATIONAL CITY MORTGAGE CO.                 NATIONAL CITY MORTGAGE CO.
4484954       NATIONAL CITY MORTGAGE CO.                 NATIONAL CITY MORTGAGE CO.
4490690       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490697       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490699       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490704       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490710       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490717       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490725       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490731       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490732       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490739       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490764       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490769       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490801       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4490826       FBS MORTGAGE CORPORATION                   FBS MORTGAGE CORPORATION
4494769       BANK OF HAWAII                             BANK OF HAWAII
4494828       BANK OF HAWAII                             BANK OF HAWAII
4496054       BANK OF HAWAII                             BANK OF HAWAII


                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information

        Name of Mortgagor:                         _____________________________

        Servicer
        Loan No.:                                  _____________________________

Custodian/Trust Administrator

        Name:                                      _____________________________

        Address:                                   _____________________________

                                                   -----------------------------
        Custodian/Trust Administrator
        Mortgage File No.:                         _____________________________

Seller

        Name:                                      _____________________________

        Address:                                   _____________________________

                                                   -----------------------------

        Certificates:                              Mortgage Pass-Through
                                                   Certificates, Series 1996-3


               The undersigned Master Servicer hereby acknowledges that it has received from First Bank National Association, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1996-3, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of February 28, 1996 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and Firstar Trust Company, as Trustee.

               ( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

               ( ) Mortgage recorded on  _____________________ as instrument no.
______________   in   the   County   Recorder's   Office   of  the   County   of
____________________,   State  of  _______________________  in  book/reel/docket
____________________ of official records at page/image ____________.

               ( ) Deed of Trust recorded on ____________________ as instrument no. _________________ in the County Recorder's Office of the County of ___________________, State of _________________ in book/reel/docket
____________________ of official records at page/image ____________.

               ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no. ______________ in the County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

               ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

               ( ) ---------------------------------------------

               ( ) ---------------------------------------------

               ( ) ---------------------------------------------

               ( ) ---------------------------------------------

        The undersigned Master Servicer hereby acknowledges and agrees as follows:

               (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

               (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

               (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

               (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                         SECURITIZED ASSET SERVICES CORPORATION

                                         By:  __________________________

                                         Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                   AFFIDAVIT  PURSUANT TO SECTION  860E(e)(4) OF
                                   THE  INTERNAL   REVENUE  CODE  OF  1986,   AS
                                   AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF                 )
                      ) ss:
COUNTY OF                )

               [NAME OF OFFICER], being first duly sworn, deposes and says:

               1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

               2. That the Purchaser's Taxpayer Identification Number is [ ].

               3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a
"disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-3, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person investing the assets of such a Plan.

               4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

               5.  That  the  Purchaser   understands  that  it  may  incur  tax
liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

               6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

               7. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

               8. That the  Purchaser  agrees to such  amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

               9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

               IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                           [NAME OF PURCHASER]


                                         By:__________________________
                                            [Name of Officer]
                                            [Title of Officer]


               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


               Subscribed and sworn before me this __ day of           , 19 __.
                                                             ----------

- -----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I






                [Letter from Transferor of Class A-R Certificate]





                                     [Date]




First Bank National Association
180 East Fifth Street
St. Paul, Minnesota  55101

               Re:    The Prudential Home Mortgage
                      Securities Company, Inc.
                      Mortgage Pass-Through Certificates,
                      Series 1996-3, Class A-R

Ladies and Gentlemen:
               [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                              Very truly yours,
                                             [Transferor]

                                             ----------------------

                                    EXHIBIT J


              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-3
                      CLASS [B-3] [B-4] [B-5] CERTIFICATES


                               TRANSFEREE'S LETTER



                                                   ----------------- --, ----

First Bank National Association
180 East Fifth Street
St. Paul, Minnesota  55101


The Prudential Home Mortgage Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland 21701

               The undersigned (the "Purchaser") proposes to purchase The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-3, Class [B-3] [B-4] [B-5] Certificates (the "Class [B-3] [B-4] [B-5] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

               Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of February 28, 1996 (the "Pooling and Servicing Agreement") among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-3.

               Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to PHMSC, the Master Servicer and the Trust Administrator that:

               (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-3] [B-4] [B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

               (b) The Purchaser is acquiring the Class [B-3] [B-4] [B-5] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

               [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-3] [B-4] [B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-3] [B-4] [B-5] Certificates and can afford a complete loss of such investment.]

               [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

               (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated February __, 1996, relating to the Class [B-3] [B-4] [B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from PHMSC concerning the Class [B-3] [B-4] [B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-3] [B-4] [B-5] Certificates that PHMSC possesses or can possess without unreasonable effort or expense and
(c) it has undertaken its own independent analysis of the investment in the Class [B-3] [B-4] [B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-3] [B-4] [B-5] Certificates other than in connection with a subsequent sale of Class [B-3] [B-4] [B-5] Certificates.

               (e) Either (i) the Purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided a "Benefit Plan Opinion" satisfactory to The Prudential

Home Mortgage Securities Company, Inc. and the Trust Administrator of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law,
(b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of The Prudential Home Mortgage Securities Company, Inc., the Master Servicer or the Trust Administrator with respect to any Plan or
(c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law

               (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-3] [B-4] [B-5] Certificates is in compliance therewith.

               Section 3. Transfer of Class [B-3] [B-4] [B-5] Certificates.

               (a) The Purchaser understands that the Class [B-3] [B-4] [B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-3] [B-4] [B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither PHMSC, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-3] [B-4] [B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to PHMSC and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or PHMSC may, if such transfer is made within three years from the Closing Date, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator or PHMSC. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Master Servicer and PHMSC against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               (b) No transfer of a Class [B-3] [B-4] [B-5] Certificate shall be made unless the transferee provides the Master Servicer and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

               (c) The Purchaser acknowledges that its Class [B-3] [B-4] [B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

               IN WITNESS WHEREOF, the undersigned has caused this Agreement to the validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]

                              By:  ______________________________

                             Its:  ______________________________

                                    EXHIBIT K

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-3
                       CLASS [M] [B-1] [B-2] CERTIFICATES


                               TRANSFEREE'S LETTER




                                                   ---------------- --, ----

First Bank National Association
180 East Fifth Street
St. Paul, Minnesota  55101


The Prudential Home Mortgage Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland 21701

               The undersigned (the "Purchaser") proposes to purchase The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-3, Class [M] [B-1] [B-2] Certificates in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

               Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of February 28, 1996 (the "Pooling and Servicing Agreement") among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), First Bank National Association, as trust administrator (the "Trust Administrator") and Firstar Trust Company, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-3.

               Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to PHMSC, the Master Servicer and the Trust Administrator that:

               Either (i) the Purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and
        there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided a "Benefit Plan Opinion" satisfactory to The Prudential Home Mortgage Securities Company, Inc. and the Trust Administrator of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of The Prudential Home Mortgage Securities Company, Inc., the Master Servicer or the Trust Administrator with respect to any Plan or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

               IN WITNESS WHEREOF, the undersigned has caused this Agreement to the validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                               By:  _____________________________

                               Its: _____________________________

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                                   (Not Filed)

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

        This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Securitized Asset Services Corporation (the "Company" and "SASCOR") and (the "Purchaser").

                              PRELIMINARY STATEMENT

               is the holder of the entire interest in Securitized Asset Sales, Inc. Mortgage Pass-Through Certificates, Series , Class (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of among The Prudential Home Mortgage Company, Inc., as Seller, Securitized Asset Services Corporation, as Master Servicer, First Bank National Association, as Trust Administrator and Firstar Trust Company, as Trustee.

               intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

        In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

        In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01 Defined Terms

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               Business  Day:  Any day other than (i) a Saturday  or a Sunday or
(ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

               Collateral Fund: The fund established and maintained  pursuant to
Section 3.01 hereof.

               Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's Ratings Group ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

               Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

               Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

               Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

               Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

               Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

               Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02 (e) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(e) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

               Section 1.02 Definitions Incorporated by Reference

               All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

               Section 2.01 Reports and Notices

               (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                      (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                      (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

               (b) If requested by the Purchaser, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i)
(D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

               (c) In addition to the foregoing, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

               Section   2.02   Purchaser's   Election   to  Delay   Foreclosure
Proceedings

               (a) The Purchaser shall be deemed to direct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business

Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In such latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

               (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) be provided only to the extent it is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

               (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

               (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

               (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

               (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (I) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer if immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account or Lower-Tier Certificate Account as applicable; or (ii) the related Servicer may proceed with the Commencement of Foreclosure.

               (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser

               Section  2.03  Purchaser's   Election  to  Commence   Foreclosure
Proceedings

               (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

               (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject.to Section 3.01.

               (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forebearance agreement is not in conformity with reasonable servicing practices.

               (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and

Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

               Section 2.04 Termination

               (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) any breach of the terms of this Agreement by the Purchaser.

               (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

               Section 3.01. Collateral Fund

               Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Securitized Asset Services Corporation, as Master Servicer, for the benefit of registered holders of Securitized Asset Sales, Inc. Mortgage Pass-Through Certificates, Series ". Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof.

               Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereonIn the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

               Section 3.02. Collateral Fund Permitted Investments.

               The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

               All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

               Section 3.03. Grant of Security Interest

               The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

               The Purchaser acknowledges the lien on the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

               Section 3.04. Collateral Shortfalls.

               In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


               Section 4.01. Amendment.

               This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

               Section 4.02. Counterparts.

               This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 4.03. Governing Law.

               This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               Section 4.04. Notices.

               All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

               (a)    in the case of the Company,
                      Securitized Asset Services Corporation
                      7485 New Horizon Way
                      Frederick, MD  21701

                      Attention:    Vice President, Master Servicing
                      Phone:        301-696-7800
                      Fax:          301-815-6365

               (b)    in the case of the Purchaser,





                      Attention:


               Section 4.05. Severability of Provisions.

               If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

               Section 4.06. Successors and Assigns.

               The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

               Section 4.07. Article and Section Headings.

               The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               Section 4.08. Confidentiality.

               The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

               Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

               Section 4.09. Indemnification.

               The Purchaser agrees to indemnify and hold harmless the Company, SASCOR, and each Servicer and each person who controls the Company, SASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, SASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, SASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, SASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

               IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                              Securitized Asset Services Corporation


                              By:
                              Name:
                              Title:





                              By:
                              Name:
                              Title: